Caption in Compliance with D.N.J. LBR 9004-1(b) UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY In Re: BOWFLEX INC., et al.,1 Debtors. FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF BOWFLEX INC. AND ITS DEBTOR AFFILIATE The relief set forth on the following pages, numbered three (3) through seventy (70), is hereby ORDERED. 1 The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: BowFlex Inc. (2667) and BowFlex New Jersey LLC (3679). The Debtors’ service address is 2114 Main Street, Suite 100-341, Vancouver, Washington 98660. Chapter 11 Case No. 24-12364 (ABA) (Jointly Administered) DATED: August 19, 2024 Order Filed on August 19, 2024 by Clerk U.S. Bankruptcy Court District of New Jersey Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 1 of 134

Caption in Compliance with D.N.J. LBR 9004-1(b) SIDLEY AUSTIN LLP Matthew A. Clemente (admitted pro hac vice) One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036 mclemente@sidley.com Maegan Quejada (admitted pro hac vice) 1000 Louisiana Street, Suite 5900 Houston, Texas 77002 Telephone: (713) 495-4500 Facsimile: (713) 495-7799 mquejada@sidley.com Michael A. Sabino (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 msabino@sidley.com FOX ROTHSCHILD LLP Joseph J. DiPasquale, Esq. Mark E. Hall, Esq. Michael R. Herz, Esq. 49 Market Street Morristown, NJ 07960 Telephone: (973) 992-4800 Facsimile: (973) 992-9125 jdipasquale@foxrothschild.com mhall@foxrothschild.com mherz@foxrothschild.com Co-Counsel to the Debtors and Debtors in Possession Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 2 of 134

(Page | 3) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate BowFlex Inc. and its debtor affiliate (collectively, the “Debtors”)2 in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) having: 1. commenced, on March 4, 2024 (the “Petition Date”), these Chapter 11 Cases by each filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Court”); 2. continued to operate their businesses and manage their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; 3. obtained, on March 8, 2024, entry of the Order (I) (A) Approving the Auction and Bidding Procedures, (B) Approving Stalking Horse Bid Protections, (C) Scheduling Bid Deadlines and an Auction, (D) Approving the Form and Manner of Notice Thereof, (E) Authorizing the Debtors to Enter Into the Stalking Horse Agreement, and (II) (A) Establishing Notice and Procedures for the Assumption of Contracts and Leases, (B) Authorizing the Assumption and Assignment of Assumed Contracts, (C) Authorizing the Sale of Assets and (D) Granting Related Relief [Docket No. 35] (as amended by the Court’s order on March 18, 2024 [Docket No. 131] the “Bidding Procedures Order”) 4. filed, on April 8, 2024, their Schedules of Assets and Liabilities and Statement of Financial Affairs [Docket Nos. 225–28] (collectively, the “Schedules and Statements”); 5. filed, on April 9, 2024, the Notice of Successful Bidder and Proposed Sale Order [Docket No. 233], designating the Stalking Horse Bidder as the Successful Bidder; 6. obtained, on April 12, 2024, entry of the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Setting a Bar Date for the Filing of Proofs of Claim by Governmental Units, (III) Setting a Bar Date for Allowance of Administrative Expense Claims, (IV) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (V) Approving the Form and Manner for Filing Proofs of Claim, (VI) Approving Notice of Bar Dates, and (VII) Granting Related Relief [Docket No. 253] (the “Bar Date Order”), 2 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan (as defined herein). Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 3 of 134

(Page | 4) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate thereby establishing certain bar dates (each, a “Bar Date,” and, collectively, the “Bar Dates”). 7. obtained, on April 15, 2024, entry of the Order (I) Approving the Sale of the Acquired Assets Free and Clear of All Liens, Claims and Encumbrances, (II) Authorizing the Debtors to Enter Into and Perform Their Obligations Under the Asset Purchase Agreement, and (III) Granting Related Relief [Docket No. 288] (the “Sale Order”); 8. obtained, on April 18, 2024, entry of the orders approving the De Minimis Procedures [Docket No. 301] (as amended by this Court’s order on May 15, 2024 [Docket No. 375]) and authorizing the Debtors to abandon the Employee Laptops [Docket No. 300]; 9. filed, on May 23, 2024, the Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 400] and the Disclosure Statement for the Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 401] 10. filed, on June 18, 2024, the Revised Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 467] and the Revised Disclosure Statement for the Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 466]; 11. obtained, on June 21, 2024, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Voting Procedures With Respect to Confirmation of the Proposed Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliates, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 474] (the “Solicitation Order”), approving the Disclosure Statement, the confirmation timeline, the Solicitation and Voting Procedures, the Solicitation Packages, and the notices of the (i) hearing(s) conducted by the Court to consider confirmation of the proposed Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time (the “Confirmation Hearing,” and, such notice, the “Confirmation Hearing Notice”) and (ii) Notice of Non-Voting Status Package; 12. caused the Solicitation Packages and the Confirmation Hearing Notice to be distributed on June 24–25, 2024, in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”), the Local Rules of the United States Bankruptcy Court for the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 4 of 134

(Page | 5) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate District of New Jersey (the “Bankruptcy Local Rules”), the Solicitation Order, and the Solicitation and Voting Procedures, as evidenced by, among other things, the Certificate of Service of Solicitation Documents [Docket No. 509], dated July 5, 2024; 13. caused publication of the Confirmation Hearing Notice on June 28, 2024, in USA Today and The Seattle Times, as evidenced by the Verification of Publication [Docket Nos. 529–30], respectively; 14. filed, on July 29, 2024, the Plan Supplement [Docket No. 551] and caused the notice of the filing of the Plan Supplement to be distributed in accordance with the Solicitation Order, as evidenced by, among other things, the Certificate of Service [Docket No. 566]; 15. filed, on August 2, 2024, the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Ballots Cast on the Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 563] (the “Voting Affidavit”); 16. filed, on August 13, 2024, the First Amended Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 584]; 17. filed, on August 13, 2024, the Declaration of Robert D. Hoge, General Counsel and Chief Wind-Down Officer, in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of BowFlex and Its Debtor Affiliate [Docket No. 587] (the “Hoge Declaration”), which was admitted into evidence at the Confirmation Hearing; 18. filed, on August 13, 2024, the Debtors’ Memorandum of Law in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 588] (the “Confirmation Brief”); 19. filed, on August 18, 2024, the Second Amended Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate [Docket No. 607] (as may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules thereto, the “Plan”); and 20. filed, on August 18, 2024, an amended Plan Supplement [Docket No. 609]. The Court having: Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 5 of 134

(Page | 6) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate a. entered, on June 21, 2024, the Solicitation Order, approving, inter alia, the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; b. set June 20, 2024, as the Voting Record Date; c. set July 30, 2024, at 4:00 p.m. (prevailing Eastern Time) as the Voting Deadline; d. set July 30, 2024, at 4:00 p.m. (prevailing Eastern Time) as the Objection Deadline; e. set August 5, 2024, at 12:00 p.m. (prevailing Eastern Time) as the Voting Affidavit Deadline; f. set August 13, 2024, as the Confirmation Materials Deadline; g. set August 19, 2024, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code; h. reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Hoge Declaration, the Voting Affidavit, and all filed pleadings, exhibits, statements, and comments regarding confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the dockets of the Chapter 11 Cases; i. held the Confirmation Hearing beginning on August 19, 2024, at 10:00 a.m. (prevailing Eastern Time); j. heard the statements and arguments made by counsel with respect to the confirmation of the Plan; k. considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing; l. overruled any and all objections to the Plan and the confirmation thereof, and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated in this Confirmation Order or on the record at the Confirmation Hearing; Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 6 of 134

(Page | 7) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate m. taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases; and n. the Court having issued an oral opinion, which is incorporated herein. NOW, THEREFORE, after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders: FINDINGS OF FACT AND CONCLUSIONS OF LAW 1. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such. 2. Jurisdiction, Venue, and Core Proceeding. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. 3. Judicial Notice. The Court takes judicial notice of (and deems admitted into evidence for purposes of confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 7 of 134

(Page | 8) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate proffered, or adduced at the hearings held before the Court during the pendency of these Chapter 11 Cases. 4. Eligibility for Relief. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code. 5. Commencement and Joint Administration of These Chapter 11 Cases. On the Petition Date, each of the debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 58], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No party has requested the appointment of a trustee or examiner. 6. Appointment of the Committee. On March 15, 2024, pursuant to section 1102(a)(1) of the Bankruptcy Code, the U.S. Trustee filed the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 116]. No other statutory committee has been requested or appointed in these Chapter 11 Cases. 7. The Bar Dates. On April 12, 2024, the Court entered the Bar Date Order, setting: (a) May 14, 2024, as the last day for filing Proofs of Claim (including Proofs of Claim for Claims arising under section 503(b)(9) of the Bankruptcy Code) against the Debtors that arose (or were deemed to have arisen) before the Petition Date; (b) September 3, 2024, as the last day for filing Proofs of Claim for Governmental Units (as defined in section 101(27) of the Bankruptcy Code); Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 8 of 134

(Page | 9) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate (c) May 14, 2024, as the Administrative Claims Bar Date (solely for administrative claims arising on or before April 22, 2024); and (d) the Amended Schedules Bar Date and the Rejection Damages Bar Date, each as applicable. 8. Plan Supplement. On July 29, 2024, the Debtors filed the Plan Supplement with the Court. The Plan Supplement (including as it may be subsequently altered, amended, modified, or supplemented from time to time), complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the facts and circumstances of these Chapter 11 Cases. The notice parties and Holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement. The Plan Supplement consists of the following documents: (a) the schedule of Retained Causes of Action; (b) the identity of the Liquidating Trustee; (c) the form of the Liquidating Trust Agreement; (d) the schedule of assumed Executory Contracts and Unexpired Leases; and (e) any additional documents Filed with the Court prior to the Effective Date as amendments to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtors shall have the right to alter, amend, modify, or supplement the Plan Supplement through the Effective Date. 9. Plan Modifications. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan, including those set forth in the amended Plan, filed on August 13, 2024, and any additional modifications to the Plan set forth in this Confirmation Order or in any Plan Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 9 of 134

(Page | 10) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate filed prior to the entry of this Confirmation Order (collectively, the “Plan Modifications”) constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Packages served pursuant to the Scheduling Order, and notice of these Plan Modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. 10. In accordance with Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. 11. Objections Overruled. All parties have had a full and fair opportunity to litigate all issues raised or that might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including, if applicable, by agreed- upon reservations of rights as set forth in this Confirmation Order. 12. Solicitation Order. On June 21, 2024, the Court entered the Solicitation Order, which, among other things, fixed July 30, 2024, at 4:00 p.m. (prevailing Eastern Time) as the Objection Deadline and the Voting Deadline, and fixed August 19, 2024, at 10:00 a.m. (prevailing Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 10 of 134

(Page | 11) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Eastern Time) as the date and time for the Confirmation Hearing. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Solicitation Order. 13. Notice. As evidenced by the Voting Affidavit, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, the Confirmation Hearing, and the opportunity to opt-out of the Third-Party Releases, together with all deadlines for voting to accept or reject the Plan, as well as objecting to the Disclosure Statement and the Plan, to the full creditor matrix and the Core/2002 list. Further, the Confirmation Notice was published in USA Today and The Seattle Times on June 28, 2024, in compliance with Bankruptcy Rule 2002(l), as evidenced by the Verification of Publication [Docket No. 529] and Verification of Publication [Docket No. 530], each dated July 17, 2024. Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules—including Bankruptcy Rules 2002 and 3017—the Bankruptcy Local Rules, and the Solicitation Order. No other or further notice is or shall be required. 14. Solicitation. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and the Solicitation Packages provided the opportunity for the voting creditors to opt out of the releases included in the Plan. Such solicitation complied with sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Solicitation Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The period during which Holders in the Voting Class were required to submit Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 11 of 134

(Page | 12) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate acceptances or rejections to the Plan was reasonable and sufficient for such Holders to make an informed decision to accept or reject the Plan. 15. Service of Opt-Out Form. The process described in the Voting Affidavit that the Debtors and the Notice and Claims Agent followed to identify the relevant parties on which to serve and/or notice the applicable Ballot or Non-Voting Status Notice and Opt-Out Form: (a) is consistent with the industry standard; and (b) was reasonably calculated to ensure that each Holder of Claims and Interest in each Class was informed of its ability to opt-out of the Third-Party Releases and the consequences for failing to do so. For the avoidance of doubt, any party that elected in the Non-Voting Status Notice and Opt-Out Form to opt-out of the Third-Party Releases and timely submitted such election to the Notice and Claims Agent in accordance with the applicable Solicitation Packages prior to any deadline to submit a Ballot, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan. 16. Voting Affidavit. Prior to the Confirmation Hearing, the Debtors filed the Voting Affidavit. The Voting Affidavit was admitted into evidence during the Confirmation Hearing. As described in the Voting Affidavit, the solicitation of votes on the Plan complied with the Solicitation and Voting Procedures. Further, the votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable non-bankruptcy law. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 12 of 134

(Page | 13) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 17. As set forth in the Plan, Holders of Claims in Class 3 (the “Voting Class”) were eligible to vote on the Plan in accordance with the Solicitation and Voting Procedures. Holders of Claims in Classes 1 and 2 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Classes 4, 5, 6, and 7 (collectively, the “Deemed Rejecting Classes”) are Impaired and entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan. 18. Based on the foregoing, and as evidenced by the Voting Affidavit, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtor) has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code. 19. Bankruptcy Rule 3016. The Plan and all modifications thereto were dated and identified the entities submitting such modifications, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c). 20. Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements under sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard for Confirmation. Each witness Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 13 of 134

(Page | 14) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate who testified on behalf of the Debtors in connection with confirmation of the Plan, including those who testified via written declaration, was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. 21. Compliance with Bankruptcy Code Requirements – Section 1129(a)(1). The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof. Additionally, the Plan and all modifications thereto are dated and identify the entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). a. Proper Classification – Sections 1122 and 1123. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into seven (7) Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. b. Specified Unimpaired Classes – Section 1123(a)(2). The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 14 of 134

(Page | 15) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Class Designation 1 Other Secured Claims 2 Other Priority Claims 22. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, Priority Tax Claims, and U.S. Trustee Statutory Fees will be paid in full (unless a Holder of such Claim consents to alternative treatment) in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan. 23. Further, Article II of the Plan specifies that each Holder of a DIP Claim previously received, in full and final satisfaction of such Claim, its share of proceeds of the Sale Transaction with the Stalking Horse Bidder. As a result, all DIP Claims have been indefeasibly paid in full and shall not be entitled to any Plan Distributions, although these Claims are not separately classified under the Plan. 24. For the avoidance of doubt, Holders of Claims in Classes 1 and 2 are Unimpaired and conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. c. Specified Treatment of Impaired Classes – Section 1123(a)(3). The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes: Class Designation 3 General Unsecured Claims 4 Intercompany Claims 5 Subordinated Claims Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 15 of 134

(Page | 16) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 6 BowFlex Inc. Interests 7 BowFlex New Jersey Interests 25. For the avoidance of doubt, at the time of solicitation, Holders of Claims in Classes 4, 5, 6, and 7 were Impaired and deemed to reject the Plan. Accordingly, such Holders were not entitled to vote to accept or reject the Plan. d. No Discrimination – Section 1123(a)(4). The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. e. Adequate Means for Plan Implementation – Section 1123(a)(5). The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan provide in detail adequate and proper means for the Plan’s implementation, including, but not limited to: (a) Post-Effective Date Transactions, including the De Minimis Sale Transactions, the Wind-Down, and the Liquidating Trust; (b) the sources of consideration for Plan Distributions; (c) the vesting of Liquidating Trust Assets in the Liquidating Trust; (d) the preservation of and vesting in the Liquidating Trust of certain Retained Causes of Action; and (e) the authorization for the Debtors and/or Liquidating Trust, as applicable, to take all actions contemplated under or necessary, advisable, or appropriate to implement or effectuate the Plan. f. Non-Voting Equity Securities – Section 1123(a)(6). The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. The Plan does not provide for the issuance of equity or other securities of the Debtors, including non-voting equity securities. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 16 of 134

(Page | 17) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate g. Directors and Officers – Section 1123(a)(7). The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Section IV.F of the Plan, as of the Effective Date, the existing directors and officers of the Debtors shall be deemed to have resigned and the employees or officers of the Debtors terminated without any further action required. From and after the Effective Date, the Liquidating Trust or the Liquidating Trustee, as applicable, shall be authorized to act on behalf of the Estates, provided that neither the Liquidating Trust nor the Liquidating Trustee shall have duties other than as expressly set forth in the Plan, the Liquidating Trust Agreement, or this Confirmation Order, as applicable. The identity of the Liquidating Trustee is disclosed in the Plan Supplement. The creation of the Liquidating Trust is consistent with the interests of creditors and with public policy. h. Debtors Are Not Individuals – Sections 1123(a)(8) and 1123(c). The Debtors are not individuals. Accordingly, the requirements of sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable. 26. Discretionary Contents of the Plan – Section 1123(b). The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code. a. Impairment/Unimpairment of Classes – Section 1123(b)(1). The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims and Interests Impaired or Unimpaired. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 17 of 134

(Page | 18) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate b. Treatment of Executory Contracts and Unexpired Leases – Section 1123(b)2). The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the automatic rejection of the Debtors’ Executory Contracts and Unexpired Leases that were not previously rejected, assumed, or assumed and assigned pursuant to an order of the Court nor assumed under the Plan according to the Plan Supplement. The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases. c. Settlement, Release, Exculpation, Injunction, and Preservation of Claims and Causes of Action – Section 1123(b)(3). To the greatest extent permissible under the Bankruptcy Code and the Bankruptcy Rules, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and other controversies released, settled, compromised, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good- faith compromise and settlement of all such Claims, Interests, Causes of Action, and other controversies, and the entry of this Confirmation Order shall constitute the Court’s approval of such compromise and settlement, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 18 of 134

(Page | 19) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate and Holders of Claims and Interests. Subject to Article VI of the Plan, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final. 27. In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust, acting by and through the Liquidating Trustee, is the representative of the Debtors’ estates and shall hold and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Liquidating Trust’s rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX thereof, which shall be deemed released and waived by the Debtors as of the Effective Date. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan or the Plan Supplement to any Cause of Action against it as any indication that the Liquidating Trust will not pursue any and all available Retained Causes of Action against it. 28. The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interest against any property of the Estates, as described in Section IX.E. of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claim and Interests. 29. The releases, injunctions, and exculpations set forth in the Plan, as implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests. The record at the Confirmation Hearing and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 19 of 134

(Page | 20) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate in these Chapter 11 Cases is sufficient to support the releases, injunctions, and exculpations provided for in Article IX of the Plan. Accordingly, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. i. Debtors’ Releases. The releases of Claims and Causes of Action by the Debtors, as described in Section IX.A of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtors’ Releases”), represent a valid exercise of the Debtors’ business judgment. The Debtors’ Releases are integral to the Plan and are fair, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. Also, the Debtors’ Releases are: (a) in exchange for good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released in Section IX.A of the Plan; (c) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtors asserting a Claim or Cause of Action released by Section IX.A of the Plan. The scope of the Debtors’ Releases is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. Moreover, the Debtors’ Releases are appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtors’ Releases to the Plan. The Debtors’ Releases appropriately offer protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtors’ Releases for the Debtors’ current directors and officers are appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings and negotiations during these Chapter 11 Cases, and have Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 20 of 134

(Page | 21) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate provided other valuable consideration to the Debtors to facilitate the negotiation and consummation of the transactions contemplated by the Plan. ii. Third-Party Releases. The release of Claims and Causes of Action by the Releasing Parties, as described in Section IX.B of the Plan (the “Third-Party Releases”), was consensually provided after due notice and an opportunity for a hearing and is an essential provision of the Plan. The Third-Party Releases were negotiated as a result of extensive arms’-length and good faith negotiations among parties. They provide finality for the Debtors, their Estates, the Liquidating Trust, and the other Released Parties regarding the parties’ respective obligations under the Plan and the transactions contemplated therein. The Third-Party Releases were instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-Party Releases appropriately offer certain protections to parties who constructively participated in the Debtors’ chapter 11 process by, among other things, supporting the Plan. Notice of the Third-Party Releases was provided to all Holders of Claims and Interests and such notice was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. The Third-Party Releases provide appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third-Party Releases, and no other disclosure or notice is necessary. The Third-Party Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third-Party Releases; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; (vi) a bar to any of the Releasing Parties’ Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 21 of 134

(Page | 22) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate asserting any Claim or Cause of Action released pursuant to the Third-Party Releases; (vii) specific in language and scope; and (viii) consistent with sections 105, 524, 1123, 1129 and 1141 and other applicable provisions of the Bankruptcy Code. Therefore, the Third-Party Releases are reasonable, appropriate, and consistent with the provisions of the Bankruptcy Code and applicable law. iii. Exculpation. The exculpation provision described in Section IX.C of the Plan (the “Exculpation”) is necessary and appropriate to the Plan. The Exculpation is narrowly tailored to protect estate fiduciaries from inappropriate litigation and to exclude actions found to have constituted actual fraud, willful misconduct, or gross negligence. The Exculpated Parties subject to the Exculpation have, and upon entry of this Confirmation Order, will be deemed to have participated in good faith and in compliance with all applicable laws with regard to the negotiation and implementation of, among others, these Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Loan Documents, or the Sale Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the DIP Loan Documents, the Sale Transaction, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 22 of 134

(Page | 23) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others. iv. Injunction. The injunction provision set forth in Section IX.D of the Plan is essential to the Plan and necessary to preserve and enforce the Debtors’ Releases, the Third-Party Releases, and the Exculpation, each as set forth in the Plan. v. Gatekeeper Provision. Section IX.G of the Plan contains a provision (the “Gatekeeper Provision”) that states no party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Liquidating Trust, the Exculpated Parties, or the Released Parties, and, in each case, each of their Related Parties without first: (1) requesting a determination from the Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Liquidating Trust, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Court specific authorization for such party to bring such Cause of Action against any such Debtor, Liquidating Trust, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Court before filing any such Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 23 of 134

(Page | 24) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate amendment in the court where such complaint or petition is pending. The Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action; provided, however, that nothing in Section IX.G of the Plan requires, precludes, and/or prohibits an Insurer from administering, handling, defending, settling, and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law. The Court finds that the Gatekeeper Provision is material, necessary, appropriate, and critical to the effective and efficient administration, implementation, and consummation of the Plan. d. Treatment of Rights of Holders of Claims – Section 1123(b)(5). The Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. Article III of the Plan modifies or leaves unaffected, as is applicable, the rights of certain Holders of Claims, as permitted by section 1123(b)(5) of the Bankruptcy Code. e. Additional Plan Provisions – Section 1123(b)(6). The other discretionary provisions in the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. 30. Compliance with the Bankruptcy Code Requirements – Section 1129(a)(2). The Debtors complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor: Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 24 of 134

(Page | 25) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate a. is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code; b. has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and c. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Solicitation Order, and all other applicable law, in transmitting the Solicitation Packages and the Non-Voting Status Notice and Opt-Out Forms, and related documents and notices, and in soliciting and tabulating the votes on the Plan. 31. Good Faith – Section 1129(a)(3). The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing and effectuation of the Chapter 11 Cases, the Plan, the Sale Transaction, and the process leading to confirmation, including the support of Holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Post-Effective Date Transactions for the maximum benefit of all parties in interest and to maximize the value of the Estates and the recoveries to Holders of Claims and Interests. 32. Payment for Services and for Costs and Expenses – Section 1129(a)(4). The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 25 of 134

(Page | 26) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. 33. Directors, Officers, and Insiders – Section 1129(a)(5). Because the Plan provides for the dissolution of the existing board of directors of the Debtors and that any remaining directors or officers of the Debtors shall be dismissed, section 1129(a)(5) of the Bankruptcy Code does not apply to the Debtors. To the extent section 1129(a)(5) applies to the Liquidating Trust, it has satisfied the requirements of this provision by, among other things, disclosing the identity of the Liquidating Trustee. 34. No Rate Change – Section 1129(a)(6). Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission. 35. Best Interest of Creditors – Section 1129(a)(7). The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis included in the Disclosure Statement, and any other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations in Support or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover more under the Plan on account of such Claim or Interest, as of the Effective Date, than such Holder would Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 26 of 134

(Page | 27) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. 36. Acceptance by Certain Classes – Section 1129(a)(8). Classes 1 and 2 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 3 is Impaired under the Plan and has voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek confirmation under section 1129(b), solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied. 37. Treatment of Claims Entitled to Priority Under Section 507(a) – Section 1129(a)(9). The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The treatment of Allowed Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan and of Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with the treatment required by section 1129(a)(9) of the Bankruptcy Code for each of the various claims specified in sections 507(a)(1)–(8) of the Bankruptcy Code. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 27 of 134

(Page | 28) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 38. Acceptance by at Least One Impaired Class – Section 1129(a)(10). The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced in the Voting Affidavit, Class 3 voted to accept the Plan by the requisite numbers and amounts of Claims specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code). 39. Feasibility – Section 1129(a)(11). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Plan may be implemented and has a reasonable likelihood of success; (e) establishes that the Debtors or the Liquidating Trust, as applicable, will have sufficient funds available to meet their obligations under the Plan; and (f) establishes that the Liquidating Trust will have the financial wherewithal to satisfy its obligations following the Effective Date. 40. Payment of Statutory Fees – Section 1129(a)(12). The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Section II.E of the Plan provides for the payment of all fees and charges assessed against the Estates under 28 U.S.C. § 1930. 41. Continuation of Employee Benefits – Section 1129(a)(13). The Debtors do not have any obligation to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 28 of 134

(Page | 29) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases or the Plan. 42. Non-Applicability of Certain Sections – Sections 1129(a)(14)–(16). Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations. 43. Cram-Down Requirements – Section 1129(b). The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 29 of 134

(Page | 30) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 44. Only One Plan – Section 1129(c). The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in these Chapter 11 Cases. 45. Principal Purpose of the Plan – Section 1129(d). The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. 46. No Small Business Cases – Section 1129(e). The Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code does not apply. 47. Good Faith Solicitation – Section 1125(e). The Debtors acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of their activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. 48. Disclosure of All Material Facts. The Debtors disclosed all material facts regarding the Disclosure Statement, the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors or the Liquidating Trust, as applicable. 49. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. Each of the conditions precedent to the Effective Date, as set forth in Section VIII.A of the Plan, has Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 30 of 134

(Page | 31) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Section VIII.C of the Plan. 50. Implementation. All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal, state, or local law. The Debtors and the Liquidating Trust are authorized to take any action reasonably necessary, advisable, or appropriate to consummate such agreements and the transactions contemplated thereby. 51. Treatment of Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption, assumption and assignment, or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date, except as otherwise provided therein or in a prior or pending notice, motion, and/or order. The Debtors’ determinations regarding the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in the Chapter 11 Cases. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 31 of 134

(Page | 32) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 52. Satisfaction of Confirmation Requirements. Based on the foregoing, the Declarations in Support, and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: 53. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa. 54. Confirmation of the Plan. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. All Plan documents necessary for implementation of the Plan, including those in the Plan Supplement, are hereby approved and incorporated herein by reference as an integral part of this Confirmation Order. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of this Confirmation Order that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 32 of 134

(Page | 33) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 55. Objections. All objections (including any reservations of rights contained therein) to approval of confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtors on the record of the Confirmation Hearing, are OVERRULED and DENIED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice. 56. Headings. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 57. Deemed Acceptances of the Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan, as modified by the Plan Modifications and this Confirmation Order. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications. 58. No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable law, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 33 of 134

(Page | 34) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 59. Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Liquidating Trust, the Holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 60. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder, and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors and the Liquidating Trust, as applicable, and their respective successors and assigns. 61. Post-Confirmation Modification of the Plan. Following the entry of this Confirmation Order, the Debtors or the Liquidating Trust may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. 62. Classification and Treatment. The Plan’s classification scheme is approved. The terms of the Plan shall govern the classification and treatment of Claims and Interests for purposes of the distributions to be made thereunder. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the Plan Distributions and the classifications Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 34 of 134

(Page | 35) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate set forth on the ballots tendered to or returned to the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for Plan Distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for Plan Distribution purposes; and (d) shall not be binding on the Debtors or the Liquidating Trust, as applicable, except for voting purposes. For the avoidance of doubt, any Claim that was included on a Ballot in the amount of $1.00 solely for the purposes of satisfy the dollar amount provisions of section 1126(c) of the Bankruptcy Code shall be deemed temporarily allowed in such amount solely for voting purposes and not for purposes of Allowance or Plan Distribution. 63. Subordination of Claims. The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Liquidating Trust (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 64. General Settlement of Claims and Controversies. To the greatest extent permissible under the Bankruptcy Code and the Bankruptcy Rules, and in consideration for the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 35 of 134

(Page | 36) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and other controversies released, settled, compromised, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and other controversies, and the entry of this Confirmation Order shall constitute the Court’s approval of such compromise and settlement, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI of the Plan, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final. 65. Post-Effective Date Transactions. On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Liquidating Trust, as applicable, shall enter into and take any actions that may be necessary or appropriate to effectuate the De Minimis Sale Transaction(s) or the Wind-Down of the Debtors, as applicable, including, but not limited to, and as described more fully in Section IV.B of the Plan: (a) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (c) the commencement of litigation on any of the Retained Causes of Action; (d) the filing of appropriate documents with the appropriate governmental authorities Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 36 of 134

(Page | 37) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate pursuant to applicable law; and (e) any and all other actions that the Debtors or the Liquidating Trust, as applicable, determine are necessary or appropriate to effectuate the Plan. 66. Sources of Consideration for Plan Distributions. Subject to the provisions of the Plan concerning the Professional Fee Reserve Account, the Debtors or the Liquidating Trust (as applicable) shall fund Plan Distributions with Cash on hand, the proceeds from the Sale Transaction, the De Minimis Sale Transaction(s), and the collection, liquidation, prosecution or settlement of the Liquidating Trust Assets including, but not limited to, the Retained Causes of Action. 67. Vesting of the Liquidating Trust Assets in the Liquidating Trust. Except as otherwise provided in the Plan or the Sale Order, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Remaining Assets, including all claims, rights, Retained Causes of Action, Causes of Action, and any property acquired by the Debtors under or in connection with the Plan, shall automatically and irrevocably vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests, and shall become Liquidating Trust Assets for all purposes. Subject to the terms of the Plan, on or after the Effective Date, the Liquidating Trust may use, acquire, and dispose of the Liquidating Trust Assets, and may prosecute, compromise, or settle any Claims and Retained Causes of Action without supervision of or approval by the Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan, this Confirmation Order, or the Liquidating Trust Agreement. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 37 of 134

(Page | 38) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 68. Retained Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Liquidating Trust’s rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Transferred Causes of Action and any Causes of Action against Released Parties and Exculpated Parties released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article XI of the Plan, which shall be deemed released and waived by the Debtors as of the Effective Date. For the avoidance of doubt, all Causes of Action shall be retained and preserved against the Debtors’ directors and officers that (1) were not employed by the Debtors and/or otherwise serving or providing services to the Debtors on or after the Petition Date or (2) were employed by the Debtors and/or otherwise serving or providing services to the Debtors on or after the Petition Date but did not agree to waive and/or disallow (withdrawal, if applicable, being sufficient) their filed or scheduled claims against the Debtors, if any, other than those claims that the Debtors paid under the Final Wage Order. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Retained Cause of Action against it as any indication that the Liquidating Trust will not pursue any and all available Retained Causes of Action of the Debtors against it. 69. Corporate Action. On the Effective Date, the Debtors shall be dissolved for all purposes unless the Liquidating Trust determines that dissolution can have any adverse impact on the Liquidating Trust Assets; provided that neither the Debtors nor any party released pursuant to Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 38 of 134

(Page | 39) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Article IX of the Plan shall be responsible for any liabilities that may arise as a result of non- dissolution of the Debtors; provided further that nothing in the Plan shall be construed as relieving the Debtors or the Liquidating Trust (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code. The Liquidating Trust shall submit with the appropriate governmental agencies a copy of this Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a certificate of dissolution (or similar document) from the respective jurisdiction. Without limiting the foregoing, on the Effective Date, the Debtors shall have no further duties or responsibilities in connection with implementation of the Plan, and the directors and officers of the Debtors shall be deemed to have resigned and the employees of the Debtors terminated. From and after the Effective Date, the Liquidating Trust shall be authorized to act on behalf of the Estates, provided that the Liquidating Trust shall have no duties other than as expressly set forth in the Plan, this Confirmation Order, or the Liquidating Trust Agreement. 70. Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Liquidating Trust. The Holders of or parties to Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 39 of 134

(Page | 40) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan. 71. Effectuating Documents; Further Transactions. Upon entry of this Confirmation Order, the Debtors or the Liquidating Trust (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of the Plan and any transactions described in or contemplated by the Plan. The Debtors, the Liquidating Trust, all Holders of Claims receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. 72. Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 40 of 134

(Page | 41) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 73. Sale Orders. Notwithstanding anything to the contrary herein, nothing in the Plan or this Confirmation Order shall affect, impair, or supersede the Sale Order(s), each of which remains in full force and effect and governs in the event of any inconsistency with the Plan. 74. Authority to Act. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtors or notice to, order of, or hearing before, the Court. 75. Separate Plans. Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. 76. Formation of the Liquidating Trust and Vesting of Assets. The Liquidating Trust Agreement is hereby approved in all respects. The Liquidating Trust will be established on the Effective Date and funded pursuant to and in accordance with the terms of the Plan and the Liquidating Trust Agreement. On the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall take all steps necessary to establish the Liquidating Trust, and the beneficial interests therein, which shall be for the benefit of the Liquidating Trust Beneficiaries. On the Effective Date, the Debtors shall irrevocably transfer and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 41 of 134

(Page | 42) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate shall be deemed to transfer to the Liquidating Trust all of their rights, titles, and interests in and to all of the Liquidating Trust Assets, and, in accordance with section 1141 of the Bankruptcy Code, the Liquidating Trust Assets shall automatically vest in the Liquidating Trust without further action by any person, free and clear of all Claims and Liens. Upon the Effective Date, the Liquidating Trust, acting by and through the Liquidating Trustee, shall be the exclusive administrator of the Liquidating Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of each Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for the purposes of carrying out the duties specified in the Liquidating Trust Agreement. The Debtors shall cooperate, support, and not obstruct the activities of the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement. 77. In pursuing any claim, right, or Retained Cause of Action, the Liquidating Trust shall be entitled to the tolling provisions provided under section 108 of the Bankruptcy Code and shall succeed to the Debtors’ rights with respect to the time periods in which a Cause of Action may be brought under the Bankruptcy Code. Moreover, any Holder of a Claim that timely filed a Proof of Claim is not required, under section 108 of the Bankruptcy Code or applicable law, to commence or continue any action in a non-bankruptcy forum in order to further toll or satisfy any limitations period with respect to any such Holder’s Claim that had not expired prior to the Petition Date. 78. Appointment of the Liquidating Trustee. UMB Bank, N.A. is recognized and approved as the initial Liquidating Trustee, and the Liquidating Trustee is hereby: (a) authorized to execute and perform under the Liquidating Trust Agreement, to appear and be heard before the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 42 of 134

(Page | 43) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Court on all matters relating to these Chapter 11 Cases (as a representative of the Liquidating Trust and/or section 1123(b) of the Bankruptcy Code, as applicable) and to present to creditors, other courts of competent jurisdiction, and any other party the Liquidating Trust Agreement, the Plan, and this Confirmation Order as evidence of its authority; and (b) vested with all of the powers and authority set forth in the Plan and the Liquidating Trust Agreement and otherwise as is necessary or proper to carry out the provisions of the Plan or the Liquidating Trust Agreement, as applicable. The Liquidating Trustee, on behalf of the Liquidating Trust, shall have the right to participate in any appeal of the Plan and/or this Confirmation Order to the extent such appeal would affect the Liquidating Trust Assets. 79. Actions by the Liquidating Trust. Following the Effective Date, the Liquidating Trust shall take such actions as the Liquidating Trust may determine to be necessary or desirable to carry out the purposes of the Plan. 80. Privilege. The actions taken by the Debtors or the Committee shall not be (or be deemed to be) a waiver of any privilege of the Debtors, including any attorney-client privilege or work-product privilege attaching to any document or communications (whether written or oral). Notwithstanding the Debtors or the Committee providing any privileged information to the Liquidating Trust, Liquidating Trustee, or any party or person associated with the Liquidating Trust, such privileged information shall be without waiver of any privilege of the Debtors or the Committee, including any attorney-client privilege or work-product privilege. The transfer to and vesting in the Liquidating Trust of the Liquidating Trust Assets on the Effective Date shall not effect a waiver of any privilege of the Debtors or the Committee, and upon such transfer, the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 43 of 134

(Page | 44) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Liquidating Trust, acting by and through the Liquidating Trustee, shall hold all rights with respect to such privileges, including the right to waive such privileges in its discretion. 81. Effectiveness of All Actions. All actions required to implement the Plan, including all actions in connection with the Post-Effective Date Transactions are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Liquidating Trust, as applicable, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders. 82. Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Court or the Plan Supplement, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date. For the avoidance of doubt, no Insurance Policy shall be deemed rejected pursuant to the Plan. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents or the Plan (including the Plan Supplement), and payment of any Cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 44 of 134

(Page | 45) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. 83. Employee Compensation and Benefits. All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and non-employee directors, including, as applicable, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code. 84. Insurance. Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms and conditions thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim. If an Insured Litigation Claim may be covered by an Insurance Policy that has a self-insured retention (an “SIR”), the Allowed amount of such Insured Litigation Claim that is within the applicable SIR shall constitute an Allowed General Unsecured Claim against the applicable Debtor’s Estate. Such SIR shall be considered satisfied pursuant to the Plan through allowance of such General Unsecured Claim solely in the amount of the applicable SIR; provided, however, that nothing in the Plan obligates the Liquidating Trust to otherwise satisfy any SIR under any Insurance Policy. Any recovery on account of an Insured Litigation Claim, that may be payable, in full or in part, pursuant to the terms and conditions of Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 45 of 134

(Page | 46) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate one of the Debtors’ Insurance Policies in excess of the SIR shall be payable pursuant to the terms and conditions of the applicable Insurance Policy, if any. Except as otherwise agreed to by the holder of an Insured Litigation Claim, to the extent the amount of an Allowed Insured Litigation Claim exceeds the amount of available insurance coverage, if any, the amount of such Allowed Insured Litigation Claim in excess of such available insurance coverage shall constitute an Allowed General Unsecured Claim. Nothing in the Plan shall (1) be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an Insurance Policy, (2) alter or modify the terms and conditions of any Insurance Policy, or (3) be a determination that any Insurance Policy is an Executory Contract or is capable of assumption or rejection. In no event shall the Debtors or the Liquidating Trust be required to pay any amounts within an SIR, including defense costs, other than though the allowance of a General Unsecured Claim up to the amount of the applicable SIR. Nothing in the Plan relieves any Entity from the requirement to timely File a Proof of Claim by the applicable Bar Date. 85. Compliance with Tax Requirements. Plan Distributions shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Plan Distributions shall be subject to any such withholding, payment, and reporting requirements. The Liquidating Trust shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements, including requiring each Holder of an Allowed Claim to provide a completed Form W-9 (or, if applicable, Form W-8) as set forth in the Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 46 of 134

(Page | 47) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Notwithstanding any other provision of the Plan: (1) each Holder of an Allowed Claim who is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by a governmental unit, including income, withholding, and other tax obligations on account of such Plan Distribution, and including, in the case of a Holder of a Disputed Claim that has become an Allowed Claim, any tax obligation that would be imposed on the Liquidating Trust Assets, the Liquidating Trust, or the Disputed Claims Reserve (as applicable), in connection with such Plan Distribution; and (2) no Plan Distribution shall be made to or on behalf of such Holder unless and until such Holder has made arrangements reasonably satisfactory to the Liquidating Trust for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed in connection with such Plan Distribution. The Liquidating Trust shall be authorized to require each Holder of a Claim to provide it with an executed Form W-9, Form W-8, or any other tax form, documentation or certification as may be requested by the Liquidating Trust as a condition precedent to being sent a Plan Distribution. If a Holder of an Allowed Claim does not provide the Liquidating Trust with an executed Form W-9, Form W-8 or other requested tax form within ninety (90) days after the date of the initial request, the Liquidating Trust may, in its sole discretion: (1) make such Plan Distribution net of applicable withholding; (2) reserve such Plan Distribution, in which case (i) such Holder shall be deemed to have forfeited the right to receive any current, reserved or future Plan Distribution, (ii) any such Plan Distribution shall revert to the Liquidating Trust for all purposes, including but not limited to, for distribution to other Allowed Claims, and (iii) the Claim of the Holder originally entitled to such Plan Distribution shall be irrevocably waived and forever Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 47 of 134

(Page | 48) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate barred without further order of the Court, all notwithstanding any federal, state or provincial escheat, unclaimed or abandoned property law to the contrary; or (3) establish any other mechanisms it believes are reasonable and appropriate. The Liquidating Trust reserves the right to allocate and distribute all Plan Distributions in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances. 86. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the Plan Supplement, or this Confirmation Order, as applicable. 87. Disputed Claims Reserve and Procedures for Resolving Disputed Claims. The procedures governing resolution of Disputed Claims contained in Section VII.H of the Plan and Establishment of Disputed Claims Reserve shall be, and hereby are, approved in their entirety. 88. Claims Register. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the official Claims Register in these Chapter 11 Cases by the Debtors or the Liquidating Trust, as applicable, without an objection having to be Filed and without any further notice to or action, order, or approval of the Court. The Debtors’ Notice and Claims Agent is directed to adjust or expunge such Claims in the Claims Register, as applicable. 89. Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 48 of 134

(Page | 49) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate required parties, if any) of the conditions precedent to consummation as set forth in Section VIII.A of the Plan. 90. Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Liquidating Trust promptly following the occurrence of the Effective Date, if not returned or applied earlier. 91. Professional Fee Claims. All Professionals (other than OCPs) seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall: (1) File, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred; and (2) be paid in full, in Cash, from the Professional Fee Reserve Account in such amounts as are Allowed by the Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claim. Objections to Professional Fee Claims must be Filed and served no later than 21 days after the Filing of the Professional Fee Claim. All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trust (as applicable) from the Professional Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 49 of 134

(Page | 50) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Fee Reserve Account as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and consummation of the Plan incurred by the Debtors or the Liquidating Trust (as applicable). Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trust may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professionals’ final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The Debtors shall fund and reserve the Professional Fee Reserve Account until payment in full of all Allowed Professional Fee Claims. If the Professional Fee Reserve Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, the remaining unpaid Allowed Professional Fee Claims shall be paid by the Liquidating Trust as Allowed Administrative Claims. For the avoidance of doubt, the Professional Fee Reserve Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 50 of 134

(Page | 51) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Account cannot be used to pay any other Claims until all Professional Fee Claims are satisfied or otherwise reserved for. 92. Release, Exculpation, and Injunction Provisions. The discharges, releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan, as applicable, are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party. a. Debtors’ Releases. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be released and discharged by the Debtors and their Estates, and, if applicable, the Liquidating Trust, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors and their Estates, and, if applicable, the Liquidating Trust, from any and all Claims and Causes of Action, including any and all direct and derivative Claims asserted on behalf of the Debtors and their Estates, and, if applicable, the Liquidating Trust, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 51 of 134

(Page | 52) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate in law, equity, contract, tort or otherwise, that the Debtors or their Estates, and, if applicable, the Liquidating Trust, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or their Estates, and, if applicable, the Liquidating Trust, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Loan Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 52 of 134

(Page | 53) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the DIP Loan Documents, the Plan, the Plan Supplement, and the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or their Estates, or, if applicable, the Liquidating Trust, or Claims that could be asserted by the Debtors or their Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 53 of 134

(Page | 54) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Estates, or, if applicable, the Liquidating Trust, under applicable law. Entry of this Confirmation Order shall constitute the Court’s approval of the Debtors’ Releases, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute the Court’s finding that the Debtors’ Releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating any transaction undertaken in connection with these Chapter 11 Cases and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtors’ Releases; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Debtors’ Estates, or, if applicable, the Liquidating Trust, asserting any Claim or Cause of Action released pursuant to the Debtors’ Releases. b. Third-Party Releases. Except as otherwise expressly set forth in the Plan or this Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 54 of 134

(Page | 55) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors or the Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Loan Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 55 of 134

(Page | 56) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Statement, the DIP Loan Documents, the Plan, the Plan Supplement, the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date; provided, that the foregoing shall not apply to any Causes of Action that constitutes actual fraud, willful misconduct, or gross negligence as determined by a Final Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (1) any post Effective Date obligations of any party or Entity under the Plan, (2) this Confirmation Order, or (3) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Entry of this Confirmation Order shall constitute the Court’s approval of the Third-Party Releases, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Court’s finding that the Third-Party Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 56 of 134

(Page | 57) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Releases are: (1) consensual; (2) essential to the confirmation of the Plan; (3) given in exchange for good and valuable consideration provided by the Released Parties; (4) a good faith settlement and compromise of the Claims released by the Third-Party Releases; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Releases. c. Exculpations. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Loan Documents, the Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 57 of 134

(Page | 58) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Plan, the DIP Loan Documents, the Sale Transaction, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. d. Injunction. Except as otherwise provided in the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) have been released or are subject to exculpation pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transaction; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities against any of the Debtors or any Entity so released or exculpated (or the property or Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 58 of 134

(Page | 59) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any released or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 59 of 134

(Page | 60) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released pursuant to the Plan. Upon the Court’s entry of this Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan by the Debtors, the Liquidating Trust, and their respective affiliates, employees, advisors, officers and directors, or agents. e. Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns. If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 60 of 134

(Page | 61) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Liquidating Trust that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trust shall be entitled to make any such filings or recordings on such Holder’s behalf. f. Gatekeeper Provision. No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Liquidating Trust, the Exculpated Parties, or the Released Parties, and, in each case, each of their Related Parties, without first (1) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Liquidating Trust, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor, Liquidating Trust, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 61 of 134

(Page | 62) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action; provided, however, that nothing in Section IX.G of the Plan requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law. 93. Continued Effect of Stays and Injunctions. Except as otherwise provided in the Plan or this Confirmation Order, to the maximum extent permitted by applicable law and subject to the Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan: (a) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date this Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (b) all other injunctions and stays arising under or entered during these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 62 of 134

(Page | 63) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate effect until the earliest of (i) the date that these Chapter 11 Cases are closed pursuant to a Final Order of the Court, or (ii) the date that these Chapter 11 Cases are dismissed pursuant to a Final Order of the Court. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect indefinitely. 94. No Discharge. For the avoidance of doubt, the Debtors are not entitled to discharge under section 1141(d) of the Bankruptcy Code. 95. Non-Severability of Plan Provisions. Each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Liquidating Trust; and (c) non-severable and mutually dependent. 96. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as an Other Secured Claim, or not subordinated, by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Sale Orders, the Plan Supplement, the Disclosure Statement, or other papers filed with the Court or evidenced by a written instrument acknowledged by the Debtors or their counsel before the Confirmation Date. 97. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Post-Effective Date Transactions, and this Confirmation Order. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 63 of 134

(Page | 64) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 98. Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date is required to be served upon only the following parties: (a) the U.S. Trustee; (b) any party known to be directly affected by the relief sought by such pleadings; and (c) any party that specifically requests additional notice in writing to the Debtors or the Liquidating Trust, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Debtors’ Notice and Claims Agent shall not be required to file updated service lists. 99. Monthly Operating Reports. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, each of the Debtors and the Liquidating Trust, as applicable, shall remain obligated file post-confirmation quarterly reports and to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees. 100. U.S. Trustee Statutory Fees. All U.S. Trustee Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors and the Liquidating Trust shall be jointly and severally liable to pay any and all U.S. Trustee Statutory Fees when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trust shall file with the Court separate UST Form 11-PCR reports Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 64 of 134

(Page | 65) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate when they become due. The Liquidating Trust shall remain obligated to pay U.S. Trustee Statutory Fees on account of each Debtor’s Chapter 11 Case until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Proof of Claim for an Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan. 101. Other Post-Confirmation Reporting. After entry of this Confirmation Order, the Debtors or the Liquidating Trust, as applicable, shall have no obligation to file with the Court, serve on any parties, or otherwise provide any party with any other report that the Debtors were obligated to provide under the Bankruptcy Code or an order of the Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date); provided that the Debtors or Liquidating Trust, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. 102. Notices of Confirmation and Effective Date. The Debtors or the Liquidating Trust, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and of applicable deadlines (the “Confirmation Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with the Confirmation Hearing Notice seven (7) days after the Effective Date; provided that no notice of any kind shall be required to be made upon any Entity to whom the Debtors served notice of the Confirmation Hearing, but received such notice returned-marked “undelivered as addressed,” “moved, left no forwarding Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 65 of 134

(Page | 66) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements. 103. As soon as practicable after the Effective Date, the Reorganized Debtors shall cause the Confirmation Notice, modified for publication, to be published on one occasion in USA Today and The Seattle Times. Mailing and publication of the Confirmation Notice in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary. 104. Dissolution of Statutory Committees. On the Effective Date, the Committee will be deemed dissolved and cease to exist. The members of the Committee will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases. The Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code, and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. From and after the Effective Date, the Committee shall exist for the sole purposes of: (a) matters relating to any appeals or other challenges or matters with respect to this Confirmation Order or the Plan; (b) pursuing the Committee’s Professional Fee Claims and reviewing and being heard in connection with all Professional Fee Claims; and (c) appearing before and being heard by the Court and other courts of competent jurisdiction in connection with the above duties. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 66 of 134

(Page | 67) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 105. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code. 106. Effect of Non-Occurrence of Conditions to Confirmation. If the Effective Date does not timely occur, the Debtors retain all rights to seek an order from the Court directing that this Confirmation Order be vacated and that the Plan be null and void in all respects. If the Court shall have entered an order vacating this Confirmation Order, the time within which the Debtors may assume and assign or reject all Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected, shall be extended for a period of 30 days after the date this Confirmation Order is vacated, without prejudice to further extensions. 107. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters. 108. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law or any requirements related thereto. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 67 of 134

(Page | 68) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 109. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. 110. Government Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan. 111. Headings. Headings utilized herein are for convenience and reference only, and such headings do not constitute a part of the Plan or this Confirmation Order for any other purpose. 112. Final, Appealable Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Court. This Confirmation Order is a Final Order and shall be effective and enforceable immediately upon entry, and its provisions shall be self- executing. 113. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 68 of 134

(Page | 69) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate 114. U.S.A.O.-Specific Provision. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall affect or impair any right of setoff or recoupment of the United States and its component agencies; provided, however, that the rights and defenses with respect to any such rights of setoff or recoupment are fully preserved. 115. Granite-Specific Provision. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, solely with respect to any Administrative Claims by Granite (5415 Centerpoint) LLC, the Claims Objection Deadline will be the date that is ninety (90) days after the Effective Date, which date may be extended by order of the Court. 116. Setoff & Recoupment. The Liquidating Trust, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy law, without the approval of the Court and upon no less than seven (7) calendar days’ notice to the applicable Holder of a Claim, or such lesser time period as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the Plan Distributions to be made on account of such Allowed Claim, any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidating Trust of any such claim the Debtors or their Estates may have against the Holder of such Claim. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, but subject to the Bar Date Order (including the requirement that all Proofs of Claim state whether a Claim is subject Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 69 of 134

(Page | 70) Debtors: BOWFLEX INC., et al. Case No. 24-12364 (ABA) Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 of Liquidation of BowFlex Inc. and Its Debtor Affiliate to a right of setoff or recoupment) and the automatic stay, nothing shall modify the rights, if any, of any Holder of Allowed Claims or any current or former party to an Executory Contract or Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law with respect to undisputed amounts owing to or held by it, including: (1) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Leases with the Debtors or any successors to the Debtors under the Plan; (2) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; (3) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors or the Liquidating Trust, as applicable; or (4) assertion of rights of setoff and/or recoupment in connection with periodic reconciliations in accordance with the terms of assumed Unexpired Leases; provided, however, that nothing in Section VI.J of the Plan nor this Paragraph shall permit a party to assert a right of setoff or recoupment for Claims, Interests, Causes of Action, or liabilities that are released or exculpated under Sections IX.B or IX.C of the Plan or that have been satisfied pursuant to the terms of the Plan. 117. Equity Interests in Certain Subsidiaries. Notwithstanding anything to the contrary herein or in the Plan (including, for the avoidance of doubt, Section IV.F of the Plan), bare legal title to the equity interests in Nautilus (Shanghai) Fitness, Co., Ltd., Nautilus (Shanghai) Fitness Equipments, Co., Ltd., and other non-Debtor subsidiaries may continue to be held by and in the name of Debtor BowFlex Inc. following the Effective Date. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 70 of 134

Exhibit A Plan Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 71 of 134

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY In re: BOWFLEX INC., et al.,1 Debtors. Chapter 11 Case No. 24-12364 (ABA) (Jointly Administered) SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF BOWFLEX INC. AND ITS DEBTOR AFFILIATE FOX ROTHSCHILD LLP Joseph J. DiPasquale, Esq. Mark E. Hall, Esq. Michael R. Herz, Esq. 49 Market Street Morristown, New Jersey 07960 Telephone: (973) 992-4800 Facsimile: (973) 992-9125 jdipasquale@foxrothschild.com mhall@foxrothschild.com mherz@foxrothschild.com SIDLEY AUSTIN LLP Matthew A. Clemente (admitted pro hac vice) One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036 Maegan Quejada (admitted pro hac vice) 1000 Louisiana Street, Suite 5900 Houston, Texas 77002 Telephone: (713) 495-4500 Facsimile: (713) 495-7799 mquejada@sidley.com Michael A. Sabino (admitted pro hac vice) 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 msabino@sidley.com Co-Counsel to the Debtors and Debtors in Possession 1 The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: BowFlex Inc. (2667) and BowFlex New Jersey LLC (3679). The Debtors’ service address is 2114 Main Street, Suite 100-341, Vancouver, Washington 98660. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 72 of 134

i TABLE OF CONTENTS Contents I. DEFINED TERMS AND RULES OF INTERPRETATION ................................................. 1 A. Defined Terms .................................................................................................................... 1 B. Rules of Interpretation ...................................................................................................... 13 C. Computation of Time ........................................................................................................ 14 D. Governing Law ................................................................................................................. 14 E. Reference to Monetary Figures ......................................................................................... 14 F. Consultation, Information, Notice, and Consent Rights ................................................... 14 G. Controlling Document ...................................................................................................... 14 H. Undefined Terms .............................................................................................................. 15 I. Non-Consolidated Plan ..................................................................................................... 15 II. TREATMENT OF UNCLASSIFIED CLAIMS ................................................................... 15 A. Administrative Claims ...................................................................................................... 15 B. DIP Claims ........................................................................................................................ 16 C. Professional Fee Claims .................................................................................................... 16 D. Priority Tax Claims ........................................................................................................... 17 E. U.S. Trustee Statutory Fees .............................................................................................. 17 III. CLASSIFICATION OF CLAIMS AND INTERESTS AND ESTIMATED RECOVERIES .............................................................................................................................. 17 A. General Rules of Classification ........................................................................................ 17 B. Treatment of Claims and Interests .................................................................................... 18 1. Class 1: Other Secured Claims ..................................................................................... 18 2. Class 2: Other Priority Claims ...................................................................................... 19 3. Class 3: General Unsecured Claims .............................................................................. 19 4. Class 4: Intercompany Claims ...................................................................................... 19 5. Class 5: Subordinated Claims ....................................................................................... 19 6. Class 6: BowFlex Inc. Interests .................................................................................... 20 7. Class 7: BowFlex New Jersey Interests ........................................................................ 20 C. Special Provision Governing Unimpaired Claims ............................................................ 20 D. Elimination of Vacant Classes .......................................................................................... 20 E. Voting Classes, Presumed Acceptance by Non-Voting Classes ....................................... 20 F. Controversy Concerning Impairment ............................................................................... 20 G. Subordination of Claims ................................................................................................... 21 Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 73 of 134

ii H. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code ... 21 I. Insurance ........................................................................................................................... 21 IV. MEANS OF IMPLEMENTING THE PLAN ................................................................... 22 A. General Settlement of Claims and Controversies ............................................................. 22 B. Post-Effective Date Transactions ...................................................................................... 22 1. De Minimis Sale Transaction ........................................................................................ 22 2. Wind-Down................................................................................................................... 22 3. The Liquidating Trust ................................................................................................... 23 C. Sources of Consideration for Plan Distributions .............................................................. 30 D. Vesting of Liquidating Trust Assets in the Liquidating Trust .......................................... 30 E. Retained Causes of Action ................................................................................................ 31 F. Corporate Action ............................................................................................................... 31 G. Cancellation of Existing Securities and Agreements ........................................................ 32 H. Effectuating Documents; Further Transactions ................................................................ 32 I. Exemption from Certain Transfer Taxes .......................................................................... 32 J. Sale Order ......................................................................................................................... 32 K. Authority to Act ................................................................................................................ 33 L. Separate Plans ................................................................................................................... 33 M. Claims Waiver .............................................................................................................. 33 V. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............................................ 33 A. Rejection of Executory Contracts and Unexpired Leases ................................................. 33 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases ....................... 34 C. Reservation of Rights ........................................................................................................ 34 D. Obligations to the Debtors Under Executory Contracts and Unexpired Leases ............... 34 E. Insurance Policies ............................................................................................................. 35 F. Employment Agreements.................................................................................................. 36 G. Modifications, Amendments, Supplements, Restatements, or Other Agreements ........... 37 H. Non-Occurrence of the Effective Date ............................................................................. 37 I. Employee Compensation and Benefits ............................................................................. 37 VI. DISTRIBUTIONS ............................................................................................................ 37 A. Distribution Record Date .................................................................................................. 37 B. Compliance with Tax Requirements ................................................................................. 37 C. Date of Distribution .......................................................................................................... 38 D. Disbursing Agent .............................................................................................................. 38 Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 74 of 134

iii E. Rights and Powers of the Disbursing Agent ..................................................................... 39 F. Surrender of Instruments................................................................................................... 39 G. Delivery of Distributions and Undeliverable or Unclaimed Distributions ....................... 39 H. Manner of Payment ........................................................................................................... 40 I. Foreign Currency Exchange Rate ..................................................................................... 40 J. Setoffs and Recoupments .................................................................................................. 40 K. Minimum Distribution ...................................................................................................... 40 L. Allocations ........................................................................................................................ 41 M. Distributions Free and Clear ......................................................................................... 41 N. Claims Paid or Payable by Third Parties .......................................................................... 41 1. Claims Paid by Third Parties ........................................................................................ 41 2. Claims Payable by Third Parties ................................................................................... 41 3. Applicability of Insurance Policies ............................................................................... 42 O. No Post-Petition Interest on Claims .................................................................................. 42 VII. CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ................................. 42 A. Allowance of Claims......................................................................................................... 42 B. Claims Administration Responsibilities ........................................................................... 42 C. Estimation of Claims and Interests ................................................................................... 42 D. Adjustment to Claims or Interests Without Objection ...................................................... 43 E. Time to File Objections to Claims .................................................................................... 43 F. Disallowance of Claims or Interests ................................................................................. 43 G. Disallowance of Late Claims ............................................................................................ 43 H. Disputed Claims Process; No Distribution Pending Allowance ....................................... 43 I. No Distribution Pending Allowance ................................................................................. 44 J. Distributions After Allowance .......................................................................................... 44 K. Amendments to Claims ..................................................................................................... 44 VIII. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ....................... 44 A. Conditions to the Effective Date ....................................................................................... 44 B. Substantial Consummation ............................................................................................... 45 C. Waiver of Conditions ........................................................................................................ 45 D. Consequences of Non-Occurrence of the Effective Date ................................................. 45 IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS ......................................... 46 A. Debtors’ Releases.............................................................................................................. 46 B. Third-Party Releases ......................................................................................................... 47 Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 75 of 134

iv C. Exculpations ...................................................................................................................... 48 D. Injunction .......................................................................................................................... 49 E. Release of Liens ................................................................................................................ 49 F. No Discharge .................................................................................................................... 50 G. Gatekeeper Provision ........................................................................................................ 50 X. RETENTION OF JURISDICTION ...................................................................................... 50 XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN .................. 53 A. Modification and Amendment .......................................................................................... 53 B. Effect of Confirmation on Modifications ......................................................................... 53 C. Revocation or Withdrawal of Plan .................................................................................... 53 XII. MISCELLANEOUS PROVISIONS ................................................................................. 53 A. Immediate Binding Effect ................................................................................................. 53 B. Reservation of Rights ........................................................................................................ 54 C. Successors and Assigns..................................................................................................... 54 D. Determination of Tax Liabilities ....................................................................................... 54 E. Dissolution of the Committee ........................................................................................... 54 F. Term of Injunctions or Stays............................................................................................. 54 G. Entire Agreement .............................................................................................................. 55 H. Plan Supplement ............................................................................................................... 55 I. Non-Severability of Plan Provisions ................................................................................. 55 J. Confirmation Order and Plan Control ............................................................................... 55 K. Notices .............................................................................................................................. 55 L. No Admissions or Waivers ............................................................................................... 56 M. Closing of the Chapter 11 Cases ................................................................................... 57 XIII. RECOMMENDATION AND CONCLUSION ................................................................ 57 Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 76 of 134

1 INTRODUCTION BowFlex Inc. and BowFlex New Jersey LLC, as debtors and debtors in possession (the “Debtors”) in these chapter 11 cases (the “Chapter 11 Cases”), propose this chapter 11 plan (as may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules hereto, the “Plan”) under section 1121 of the Bankruptcy Code. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtors’ case website: https://dm.epiq11.com/case/BowFlex/. Reference is made to the Disclosure Statement Filed contemporaneously with this Plan for a discussion of the Debtors’ history, business, prepetition capital structure, and liquidation analysis, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. I. DEFINED TERMS AND RULES OF INTERPRETATION A. Defined Terms 1. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (ii) Allowed Professional Fee Claims; and (iii) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code. 2. “Administrative Claims Bar Date” means the deadline for Filing all requests for allowance and payment of Administrative Claims, which, except in the case of Professional Fee Claims, shall be, (i) for such claims arising on or after the Petition Date through and including April 22, 2024, shall be May 14, 2024, as set forth in the Bar Date Order, and (ii) for such claims arising on or after April 23, 2024, through and including the Effective Date, shall be 30 days after the Effective Date. Professional Fee Claims shall be filed in accordance with Section II.A. 3. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code. 4. “Allowed” means, with respect to any Claim, except as otherwise provided in this Plan: (i) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been Filed; or (ii) a Claim allowed pursuant to this Plan, a Final Order of the Bankruptcy Court, or by the Liquidating Trust, as applicable; provided that with respect to a Claim described in clause (i) above, such Claim shall be considered “Allowed” only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof has been Filed by the Debtors, the Liquidating Trust, or any other party in interest within the applicable Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 77 of 134

2 period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection was so Filed and the Claim shall have been Allowed by a Final Order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtors. “Allow” and “Allowing” shall have correlative meanings. 5. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies arising under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent and voidable transfer laws. 6. “Ballots” means ballots provided to each of the Holders of Claims entitled to vote to accept or reject this Plan. 7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101– 1532, as amended from time to time. 8. “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey. 9. “Bankruptcy Local Rules” shall mean the Local Rules of the United States Bankruptcy Court for the District of New Jersey as now in effect or hereafter amended. 10. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time. 11. “Bar Date” means the applicable date, as established in the Bar Date Order, the Confirmation Order, or by any other order of the Bankruptcy Court, by which respective Proofs of Claim must be Filed. 12. “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Setting a Bar Date for the Filing of Proofs of Claim by Governmental Units, (III) Setting a Bar Date for Allowance of Administrative Expense Claims, (IV) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (V) Approving the Form of and Manner for Filing Proofs of Claim, (VI) Approving Notice of Bar Dates, and (VII) Granting Related Relief [Docket No. 253] and any other order of the Bankruptcy Court, setting deadlines by which respective Proofs of Claim must be Filed. 13. “Bidding Procedures Order” means the Order (I) Approving the Auction and Bidding Procedures, (II) Approving the Debtors’ Entry Into the Stalking Horse Agreement and Stalking Horse Bid Protections, (III) Scheduling Bid Deadlines and an Auction, (IV) Approving the Form and Manner of Notice Thereof and (V) Granting Related Relief [Docket No. 79] and any Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 78 of 134

3 other order entered by the Bankruptcy Court prescribing auction and/or bidding procedures relating to substantially all of the Debtors’ assets. 14. “BowFlex Inc. Interests” means all Interests in Debtor BowFlex Inc. 15. “BowFlex New Jersey Interests” means all Interests in Debtor BowFlex New Jersey LLC. 16. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York. 17. “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items. 18. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (i) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (ii) claims pursuant to federal securities law; (iii) the right to object to or otherwise contest Claims or Interests and any Claims Objections; (iv) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (v) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (vi) any Avoidance Actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws; and (vii) claims pursuant to section 505 of the Bankruptcy Code. 19. “Chapter 11 Cases” means the chapter 11 cases Filed by the Debtors on the Petition Date in the Bankruptcy Court. 20. “Chubb Companies” means ACE American Insurance Company, Federal Insurance Company, ACE Property & Casualty Insurance Company, Chubb Custom Insurance Company, Illinois Union Insurance Company, and/or any of their U.S.-based affiliates and predecessors solely in their capacity as insurers pursuant to any Insurance Policies. 21. “Chubb Insurance Policies” means all Insurance Policies issued or entered into at any time by any of the Chubb Companies. 22. “Claim” means any “claim,” as defined in section 101(5) of the Bankruptcy Code, against the Debtors or the Estates. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 79 of 134

4 23. “Claims Objection” means an objection to the allowance of a claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any Bankruptcy Court order regarding omnibus claims objections. 24. “Claims Objection Deadline” means the date that is one hundred eighty (180) days after the Effective Date, which date may be extended by order of the Bankruptcy Court. 25. “Claims Register” means the register managed by the Notice and Claims Agent reflecting Filed Proofs of Claim and Claims listed in the Schedules. 26. “Class” means a category of Claims or Interests as established by and set forth in Section III.B pursuant to section 1122(a) of the Bankruptcy Code. 27. “Committee” means the official committee of unsecured creditors appointed in these Chapter 11 Cases by the U.S. Trustee under section 1102(b) of the Bankruptcy Code on March 15, 2024 [Docket No. 116]. 28. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket in these Chapter 11 Cases. 29. “Confirmation Hearing” means the hearing(s) conducted by the Bankruptcy Court to consider confirmation of the proposed Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time. 30. “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code. 31. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed or assumed and assigned by the Debtors. 32. “D&O Liability Insurance Policies” means, collectively, all Insurance Policies (including any “tail policy”), covering any liability of the Debtors’ current (as of the Effective Date) or former directors, managers, and officers and all agreements, documents, or instruments relating thereto. 33. “Debtors’ Releases” means the release of Claims or Causes of Action provided by the Debtors to the Released Parties, as set forth in Section IX.A herein. 34. “De Minimis Procedures” means the procedures approved by the Bankruptcy Court in that certain Amended Order (I) Authorizing and Approving Procedures for the Sale, Transfer, or Abandonment of De Minimis Assets, (II) Authorizing the Debtors to Pay Commissions to Agents, Brokers, Auctioneers, and Liquidators in Connection With Any De Minimis Asset Sales, and (III) Granting Related Relief [Docket No. 375] and any other order entered by the Bankruptcy Court prescribing the procedures by which the Debtors may dispose of or abandon assets with a de minimis value. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 80 of 134

5 35. “De Minimis Sale Transaction” means one or more sale transactions for the Liquidating Trust Assets conducted pursuant to the De Minimis Procedures. 36. “Debtors” means BowFlex Inc. and BowFlex New Jersey LLC, each as a debtor and debtor in possession. 37. “Debtors’ Releases” means the releases set forth in Section IX.A. 38. “Definitive Documents” means the Confirmation Order, the Disclosure Statement, this Plan, and each other document necessary to implement or consummate the Wind-Down (whether or not such document is included in the Plan Supplement or otherwise). 39. “DIP Agent” means SLR, as administrative and collateral agent pursuant to the DIP Loan Documents. 40. “DIP Claim” means a Claim under the DIP Facility. 41. “DIP Credit Agreement” means that certain Amendment No. 3 to Term Loan Credit Agreement and Loan Documents, dated March 4, 2024, by and between BowFlex Inc., Nautilus Fitness Canada, Inc., the DIP Lender, and the DIP Agent (as may be amended, restated, supplemented, or otherwise modified from time to time), which is attached as Exhibit 1 to the interim Financing Order. 42. “DIP Facility” means obligations in connection with the DIP Credit Agreement in an aggregate principal amount of up to $25,000,000, subject to the terms and conditions set forth in the DIP Credit Agreement. 43. “DIP Lender” means the “Lenders” as defined in the DIP Credit Agreement. 44. “DIP Loan Documents” means, collectively, the Financing Orders, the DIP Facility, the DIP Credit Agreement, and related security agreements and other documents required or requested by the DIP Lender to be executed or delivered by or in connection with the DIP Credit Agreement (each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof). 45. “Disbursing Agent” means the Debtors, the Liquidating Trust, or the Person(s) or Entity(ies) selected by the Liquidating Trust, as applicable, to make or to facilitate the Plan Distributions. 46. “Disclosure Statement” means the Disclosure Statement for the Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate, dated June 21, 2024 (as may be amended, supplemented, or modified from time to time thereafter), including all exhibits and schedules thereto. 47. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest: (i) listed on the Schedules as unliquidated, disputed or contingent, unless a Proof of Claim has been Filed in a liquidated and non-contingent amount and no objection to such Proof of Claim has been timely filed; (ii) included in a Proof of Claim as to which an objection or request for Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 81 of 134

6 estimation has been timely filed, or as to which the Debtor, the Liquidating Trust, or other parties in interest retain the ability to interpose a timely objection or request for estimation; or (iii) which is otherwise disputed by the Debtor or the Liquidating Trust in accordance with applicable law and for which the objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order. Claims that are Allowed by this Plan or that have been Allowed by a Final Order shall not be Disputed Claims. 48. “Disputed Claims Reserve” means Cash in an amount equal to the Distribution(s) made under applicable Classes of Claims and non-classified Claims that shall be made on account of Disputed Claims when such Claims are Allowed, which Cash will be held by the Liquidating Trust pending allowance of Disputed Claims and will (i) be distributed on account of Allowed Claims in accordance with this Plan, and (ii) revert to the Liquidating Trust for all purposes to the extent any portion of a Disputed Claim is not Allowed as Filed. 49. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive Plan Distributions, which date shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court. 50. “Effective Date” means the first Business Day that all conditions precedent to consummation of this Plan have been satisfied or waived in accordance with this Plan. 51. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 52. “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case. 53. “Exculpated Party” means collectively, and in each case, in its capacity as such: (i) the Debtors; (ii) each of the Debtors’ Estates (if applicable); (iii) the Committee and each of its respective members in its capacity as such; and (iv) with respect to each of the foregoing Entities in clauses (i) and (ii), each such Entity’s current control persons, directors, members of any committees of any Entity’s board of directors or managers, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, advisory board members, financial advisors, attorneys (including any attorneys or other professionals retained by any current director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals, each in its capacity as such. 54. “Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 55. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, or in the case of a Proof of Claim, the Notice and Claims Agent. 56. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rules 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 82 of 134

7 rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rules 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rules 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order. 57. “Financing Orders” means the interim and final orders entered by the Bankruptcy Court approving the DIP Facility in these Chapter 11 Cases [Docket Nos. 61, 172]. 58. “General Unsecured Claims” means any Claim other than a(n): (i) Administrative Claim; (ii) Priority Tax Claim; (iii) Professional Fee Claim; (iv) U.S. Trustee Statutory Fee; (v) Other Secured Claim; (vi) Other Priority Claim; (vii) Intercompany Claim; (viii) Subordinated Claim; (ix) BowFlex Inc. Interest; or (x) BowFlex New Jersey Interest. 59. “Governmental Unit(s)” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code. 60. “Holder” means a Person or Entity, as applicable, holding a Claim against or an Interest in any of the Debtors. 61. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code. 62. “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code. 63. “Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtors or any of their predecessors, and all agreements, documents, or instruments relating thereto, provided that it does not include any such insurance policies that are, or have been, assumed and assigned to the Purchaser(s) on or before the Effective Date pursuant to the Stalking Horse Asset Purchase Agreement(s), the Sale Order, or section 365 of the Bankruptcy Code. 64. “Insured Litigation Claims” means any Claim that constitutes a General Unsecured Claim in Class 3 and is covered, in whole or in part, by an Insurance Policy, provided, however, that Insured Litigation Claims shall not include any Claim for workers’ compensation. 65. “Insurer” means any insurance company or third-party administrator that issued or entered into an Insurance Policy and any respective predecessors and/or affiliates thereof. 66. “Intercompany Claim” means any Claim held by a Debtor or an Affiliate against a Debtor or an Affiliate of a Debtor. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 83 of 134

8 67. “Intercompany Interest” means an Interest in a Debtor that is held by another Debtor or an Affiliate of a Debtor. 68. “Interest(s)” means an equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtors, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in the Debtors, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including without limitation, equity or equity-based incentives, grants, or other instruments issued, granted, or promised to be grated to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interest in the Debtors that existed immediately before the Petition Date. 69. “IRS Form” means IRS Forms W-9, W-8BEN, W-8BEN-E, or such other iteration of IRS Form W-8 that may be applicable under the circumstances, any acceptable substitute, or any other tax information form that the Liquidating Trust may require from a Holder of a Claim for a distribution under this Plan. 70. “Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code. 71. “Liquidating Trust” means the trust established for the benefit of the Liquidating Trust Beneficiaries on the Effective Date in accordance with the terms of this Plan and the Liquidating Trust Agreement, which shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994 2 C.B. 684, and thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code. 72. “Liquidating Trust Agreement” means the agreement substantially in the form filed in the Plan Supplement establishing and delineating the terms and conditions of the Liquidating Trust. 73. “Liquidating Trust Assets” means the Remaining Assets, all proceeds thereof, and all other property held by the Liquidating Trust from time to time; provided, for the avoidance of doubt, that this will not include applicable amounts which as of the Effective Date are owed in satisfaction and payable on account of Administrative Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims. 74. Liquidating Trust Beneficiaries” means the Holders of Allowed General Unsecured Claims. 75. “Liquidating Trust Expenses” means all reasonable and documented fees, expenses, and costs incurred by the Liquidating Trust in connection with carrying out the obligations of the Liquidating Trust, including the maintenance or disposition of the Liquidating Trust Assets (including Liquidating Trustee fees, indemnity reserves, attorneys’ fees, the fees of other professionals, and other Persons retained by the Liquidating Trust, personnel-related expenses, and any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets), and any other expenses incurred in accordance with the Liquidating Trust Agreement. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 84 of 134

9 76. “Liquidating Trust Indemnified Parties” means the Liquidating Trustee and its consultants, agents, attorneys, accountants, financial advisors, estates, employees, officers, directors, principals, professionals, and other representatives, each in their respective capacity as such, and any of such Person’s successors and assigns. 77. “Liquidating Trust Interests” means the non-transferable, beneficial interests in the Liquidating Trust that will entitle the holder thereof to its pro rata share of the Liquidating Trust Recovery Pool, with such share determined based on such Holder’s Allowed Claim. 78. “Liquidating Trust Recovery Pool” means the Liquidating Trust Assets, net of the Disputed Claims Reserve. 79. “Liquidating Trustee” means UMB Bank, N.A. or such other Person subsequently appointed as trustee for the Liquidating Trust in accordance with the Liquidating Trust Agreement. 80. “Liquidation Analysis” means the analysis of a liquidation scenario under chapter 7 of the Bankruptcy Code for these Debtors, to be attached as an exhibit to the Disclosure Statement. 81. “Non-Compensatory Penalty Claims” means any Claim for a fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, to the extent such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such Claim. 82. “Notice and Claims Agent” means Epiq Corporate Restructuring, LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors. 83. “Notice of Non-Voting Status Package” means the materials sent to Holders of Claims and Interests not entitled to vote to accept or reject this Plan, including the Release Opt-Out. 84. “OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court by entry of an OCP Order. 85. “OCP Order” means an order entered by the Bankruptcy Court approving the Debtors’ motion or motions to retain and compensate certain OCPs in the ordinary course of business. 86. “Other Priority Claim” means a Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 87. “Other Secured Claim” means any Claim against a Debtor where, pursuant to section 506(a) of the Bankruptcy Code, the Claim is secured by a valid, perfected, and enforceable Lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law in or upon any right, title, or interest of the Debtor in and to property of the Estate, to the extent of the value of the Debtor’s interest in such property as of the relevant determination date. 88. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 85 of 134

10 89. “Petition Date” means March 4, 2024, which is the date on which each of the Debtors Filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing these Chapter 11 Cases. 90. “Plan” means this Joint Chapter 11 Plan of Liquidation of BowFlex Inc. and Its Debtor Affiliate, either in its present form or as it may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules hereto. 91. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims or other eligible Entities under this Plan. 92. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to this Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules), to be Filed by the Debtors, to the extent reasonably practicable, no later than seven (7) days before the Voting Deadline. The Plan Supplement may include: (i) the schedule of Retained Causes of Action, if any; (ii) the identity of the Liquidating Trustee; (iii) the Liquidating Trust Agreement; (iv) the schedule of assumed Executory Contracts and Unexpired Leases, if any; and (v) any additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date. 93. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 94. “Professional” means a Person or Entity: (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 95. “Professional Fee Claim” means a Claim: (i) by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date under sections 328, 330, 331, or 503(b)(2) of the Bankruptcy Code, as applicable; or (ii) by an OCP for compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date pursuant to the OCP Order. 96. “Professional Fee Reserve Account” means the reserve account established and funded by the Debtors prior to the Effective Date to satisfy the accrued but unpaid Professional Fee Claims of the Professionals. 97. “Proof of Claim” means a proof of Claim or administrative expense claim, as applicable, Filed against any of the Debtors in these Chapter 11 Cases. 98. “Proponents” means the proponents of this Plan, which are the Debtors. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 86 of 134

11 99. “Purchaser(s)” means Johnson Health Tech Retail, Inc., who purchased substantially all of the Debtors’ assets through the Sale Transaction, and the Person(s) or Entity(ies) who purchased or purchase the Debtors’ assets through the De Minimis Sale Transaction(s). 100. “Related Party” means each of, and in each case in its capacity as such: (i) directors and officers having (a) served in such capacity on or after the Petition Date and (b) agreed to waive and/or to the disallowance of their filed and scheduled claims, if any (withdrawal of any such filed claims shall be sufficient to evidence such waiver and disallowance), other than those claims that are on account of prepetition claims that the Debtors paid under the Final Wage Order (defined herein); and (ii) current and former managers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or entity’s respective heirs, executors, estates, and nominees. 101. “Release Opt-Out” means the box included in each of the Ballots and Notice of Non-Voting Status Packages, which permit both those Holders of Claims and Interests entitled to vote on this Plan and those not entitled to vote on this Plan the right to opt out of the Third-Party Releases set forth in Section IX.B. 102. “Released Party” means: (i) the Debtors and each of the Debtors’ Estates; (ii) the DIP Lender; (iii) the DIP Agent; (iv) the Committee and its members, each in their capacities as such; and (v) each Related Party of each Entity in clauses (i)–(iii); provided, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third-Party Releases; or (y) timely objects to the Third-Party Releases, either through (a) a formal objection Filed on the docket of the Chapter 11 Cases or (b) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before confirmation; provided that, for the avoidance of doubt, the Debtors’ officers and directors who (i) did not serve in such capacity at any point on or after the Petition Date, or (ii) served in such capacity on or after the Petition Date but did not agree to waive and/or to the disallowance of their filed and scheduled claims, if any (withdrawal of any such filed claims shall be sufficient to evidence such waiver and disallowance), other than those claims that are on account of prepetition claims that the Debtors paid under the Final Order (I) Authorizing the Debtors to (A) Pay Prepetition Wages, Compensation, and Benefit Obligations and (B) Continue Employee Compensation and Benefits Programs and (II) Granting Related Relief [Docket No. 168] (the “Final Wage Order”), are not Released Parties. 103. “Releasing Party” means each of, and in each case in its capacity as such: (i) the DIP Lender; (ii) the DIP Agent; (iii) all Holders of Claims or Interests that vote to accept this Plan; (iv) all Holders of Claims or Interests that are deemed to accept this Plan and who do not affirmatively opt out of the releases provided in this Plan; (v) all Holders of Claims or Interests Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 87 of 134

12 that abstain from voting on this Plan and who do not affirmatively opt out of the releases provided by this Plan; (vi) all Holders of Claims or Interests that vote to reject this Plan or are deemed to reject this Plan and who do not affirmatively opt out of the releases provided by this Plan; (vii) the Committee and its members, each in their capacities as such; and (viii) each Related Party of each Entity in clause (i) through clause (vii) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (i) through clause (vii); provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the Third-Party Releases; or (y) timely objects to the Third-Party Releases, either through (a) a formal objection Filed on the docket of the Chapter 11 Cases or (b) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before confirmation. 104. “Remaining Assets” means any and all assets of the Debtors, including assets not otherwise sold to the Stalking Horse Bidder pursuant to the Sale Transaction, the equity interests in the subsidiaries of Debtor BowFlex Inc., Retained Causes of Action, letters of credit, deposits, Tax Refunds, holdbacks, restricted and unrestricted Cash, to be transferred to and vested in the Liquidating Trust on the Effective Date pursuant to the Liquidating Trust Agreement and Article II of this Plan; provided, however, that, for the avoidance of doubt, the term Remaining Assets excludes the Transferred Causes of Action and Causes of Action against the Released Parties. 105. “Retained Causes of Action” means Causes of Action that shall be retained by the Liquidating Trust pursuant to this Plan; provided that it shall not include any Transferred Causes of Action and Causes of Action against any Released Parties and Exculpated Parties. A list of Retained Causes of Action shall be Filed as a Plan Supplement. 106. “Sale Documents” means, collectively, the Stalking Horse Asset Purchase Agreement and all agreements, documents, and instruments related thereto, including the Sale Orders. 107. “Sale Orders” means any orders of the Bankruptcy Court approving pursuant to section 363 of the Bankruptcy Code one or more sales of, collectively, all or substantially all of the assets of the Debtors to one or more Purchasers. 108. “Sale Transaction” means the sale under section 363(f) of the Bankruptcy Code of all or substantially all of the Debtors’ assets to the Stalking Horse Bidder pursuant to the Stalking Horse Asset Purchase Agreement and Sale Order. 109. “Schedules” means, collectively, the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time. 110. “Section 510(b) Claim(s)” means any Claim(s) subordinated pursuant to section 510(b) of the Bankruptcy Code. 111. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a– 77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 88 of 134

13 112. “SLR” means Crystal Financial LLC d/b/a SLR Credit Solutions. 113. “Stalking Horse Asset Purchase Agreement” means that certain Asset Purchase Agreement by and among BowFlex Inc., Nautilus Fitness Canada, Inc., and Johnson Health Tech Retail, Inc., dated as of March 4, 2024 (as such may be amended, supplemented, or modified from time to time) providing for the purchase and sale of substantially all of the Debtors’ U.S. and Canadian assets. 114. “Stalking Horse Bidder” means Johnson Health Tech Retail, Inc. or its designee. 115. “Subordinated Claim” means a Claim that is (i) a Section 510(b) Claim; (ii) subject to equitable subordination in accordance with section 510(c) of the Bankruptcy Code; or (iii) a Non-Compensatory Penalty Claim. 116. “Tax Refunds” means the Claim of a Debtor for a refund of state or federal taxes. 117. “Third-Party Releases” means the release of Claims or Causes of Action provided by the Releasing Parties to the Released Parties, as set forth in Section IX.B herein. 118. “Transferred Causes of Action” means all Causes of Action sold to the Stalking Horse Bidder pursuant to the Stalking Horse Asset Purchase Agreement and the Sale Order. 119. “U.S. Trustee” means the Office of the United States Trustee for the District of New Jersey. 120. “U.S. Trustee Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable. 121. “Unexpired Lease” means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 122. “Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code. 123. “Voting Deadline” means the date and time by which all ballots to accept or reject this Plan must be received to be counted. 124. “Wind-Down” means the post-Effective Date wind-down process by which the Liquidating Trust shall seek to: (i) liquidate the Liquidating Trust Assets; (ii) complete any tasks required to wind-down the affairs of the Debtors; (iii) consummate De Minimis Sale Transactions; and (iv) otherwise close these Chapter 11 Cases, as described in more detail in Section IV.B.2 herein. B. Rules of Interpretation Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 89 of 134

14 time in accordance with the terms hereof. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively. The words “includes” and “including” are not limiting. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (4) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. C. Computation of Time In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein. D. Governing Law Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. E. Reference to Monetary Figures All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided. F. Consultation, Information, Notice, and Consent Rights Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the DIP Agent with respect to the form and substance of this Plan, and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein. G. Controlling Document In the event of any inconsistency between this Plan and the DIP Credit Agreement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 90 of 134

15 unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan. H. Undefined Terms Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein. I. Non-Consolidated Plan Although for purposes of administrative convenience, efficiency and distribution purposes, this Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors, this Plan does not provide for substantive consolidation of any of the Debtors. II. TREATMENT OF UNCLASSIFIED CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims Except to the extent that a Holder of an Allowed Administrative Claim agrees to a different treatment, each Holder of an Allowed Administrative Claim (other than a Professional Fee Claim) shall receive, in full and final satisfaction of such Claim: (1) Cash in an amount equal to such Allowed Administrative Claim in accordance with the following: (i) if Allowed on or prior to the Effective Date, then on the Effective Date or as soon as reasonably practicable thereafter, (ii) if not Allowed as of the Effective Date, then no later than forty-five (45) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or (iii) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (2) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. Except for Professional Fee Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed on the applicable Proof of Claim form (which, for the avoidance of doubt, the Administrative Expense Request Form, as included as Exhibit 2 to the Bar Date Order, is a permissible Proof of Claim form) and served on the Debtors or the Liquidating Trust (as applicable) and their counsel by no later than the applicable Administrative Claims Bar Date pursuant to the procedures set forth in the Bar Date Order, Confirmation Order, and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claims. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 91 of 134

16 Except as otherwise provided in Section II.A of this Plan, Holders of Administrative Claims that do not File an applicable Proof of Claim form (which, for the avoidance of doubt, the Administrative Expense Request Form, as included as Exhibit 2 to the Bar Date Order, is a permissible Proof of Claim form) or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Liquidating Trust, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court. B. DIP Claims Each Holder of a DIP Claim previously received, in full and final satisfaction of such Claim, its share of proceeds of the Sale Transaction with the Stalking Horse Bidder. As a result, all DIP Claims have been indefeasibly paid in full and shall not be entitled to any Plan Distributions. C. Professional Fee Claims All Professionals (other than OCPs) seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall: (1) File, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred; and (2) be paid in full, in Cash, from the Professional Fee Reserve Account in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claim. Objections to Professional Fee Claims must be Filed and served no later than 21 days after the Filing of the Professional Fee Claim. All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trust (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order. Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and consummation of this Plan incurred by the Debtors or the Liquidating Trust (as applicable). Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trust may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 92 of 134

17 Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professionals’ final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The Debtors shall fund and reserve the Professional Fee Reserve Account until payment in full of all Allowed Professional Fee Claims. If the Professional Fee Reserve Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, the remaining unpaid Allowed Professional Fee Claims shall be paid by the Liquidating Trust as Allowed Administrative Claims. For the avoidance of doubt, the Professional Fee Reserve Account cannot be used to pay any other Claims until all Professional Fee Claims are satisfied or otherwise reserved for. D. Priority Tax Claims On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent a Holder of an Allowed Priority Tax Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Priority Tax Claim, each Holder thereof will be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. E. U.S. Trustee Statutory Fees All U.S. Trustee Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors and the Liquidating Trust shall be jointly and severally liable to pay any and all U.S. Trustee Statutory Fees when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trust shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. The Liquidating Trust shall remain obligated to pay U.S. Trustee Statutory Fees on account of each Debtor’s Chapter 11 Case until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Proof of Claim for an Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under this Plan. III. CLASSIFICATION OF CLAIMS AND INTERESTS AND ESTIMATED RECOVERIES A. General Rules of Classification Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim also is classified in a particular Class for the purpose of receiving Plan Distributions only Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 93 of 134

18 to the extent that such Claim is an Allowed Claim in that Class and has not been otherwise paid, released, or satisfied at any time. This Plan deems the Debtors’ Estates consolidated for solicitation, voting, and distribution purposes and groups the Debtors together. Such classification shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities, but shall be deemed consolidated for solicitation, voting, and distribution purposes. Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors’ rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Non-Voting (Deemed to Accept) Class 2 Other Priority Claims Unimpaired Non-Voting (Deemed to Accept) Class 3 General Unsecured Claims Impaired Entitled to Vote Class 4 Intercompany Claims Impaired Non-Voting (Deemed to Reject) Class 5 Subordinated Claims Impaired Non-Voting (Deemed to Reject) Class 6 BowFlex Inc. Interests Impaired Non-Voting (Deemed to Reject) Class 7 BowFlex New Jersey Interests Impaired Non-Voting (Deemed to Reject) B. Treatment of Claims and Interests 1. Class 1: Other Secured Claims Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject this Plan. On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Secured Claim, each Holder thereof will receive: (i) payment in full in Cash; (ii) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 94 of 134

19 2. Class 2: Other Priority Claims Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject this Plan. On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Priority Claim, each Holder thereof will receive: (i) payment in full in Cash; or (ii) such other treatment rendering such Claim Unimpaired. 3. Class 3: General Unsecured Claims Class 3 is Impaired, and Holders of General Unsecured Claims are entitled to vote to accept or reject this Plan. Except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtors agree to a less favorable treatment for such Holder, each Holder thereof will receive, in full and final satisfaction, compromise, settlement, and releases of and in exchange for its Claim, up to the amount of its Allowed General Unsecured Claim, its pro rata share of Liquidating Trust Interests. 4. Class 4: Intercompany Claims Class 4 is Impaired, and Holders of Intercompany Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 4 Intercompany Claims are not entitled to vote to accept or reject this Plan. On the Effective Date, all Intercompany Claims shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Claims shall not receive any distribution, property, or other value under this Plan on account of such Claims; provided, however, that such treatment will not impair the ability to collect, liquidate, or otherwise pursue assets of any non-Debtor Affiliates following the Effective Date. 5. Class 5: Subordinated Claims Class 5 is Impaired, and Holders of Subordinated Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 5 Subordinated Claims are not entitled to vote to accept or reject this Plan. On the Effective Date, all Subordinated Claims shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Claims shall not receive any distribution, property, or other value under this Plan on account of such Claims. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 95 of 134

20 6. Class 6: BowFlex Inc. Interests Class 6 is Impaired, and Holders of BowFlex Inc. Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 6 BowFlex Inc. Interests are not entitled to vote to accept or reject this Plan. On the Effective Date, all BowFlex Inc. Interests shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Interests shall not receive any distribution, property, or other value under this Plan on account of such Interest. 7. Class 7: BowFlex New Jersey Interests Class 7 is Impaired, and Holders of BowFlex New Jersey Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7 BowFlex New Jersey Interests are not entitled to vote to accept or reject this Plan. On the Effective Date, each BowFlex New Jersey Interest shall be Reinstated for administrative convenience or canceled and released without any distribution on account of such interests at the option of the Liquidating Trust. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Debtors or the Liquidating Trust, as applicable, with respect to any Unimpaired Claims, including all legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. D. Elimination of Vacant Classes Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class. E. Voting Classes, Presumed Acceptance by Non-Voting Classes With respect to each Debtor, if a Class contained Claims or Interests eligible to vote to accept or reject this Plan and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject this Plan, this Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class. F. Controversy Concerning Impairment If a controversy arises as to whether any Claim, Interest, or Class of Claim or Interests is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Hearing. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 96 of 134

21 G. Subordination of Claims The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Liquidating Trust (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. H. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to this Section III.B. The Debtors hereby request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject this Plan. I. Insurance Notwithstanding anything to the contrary in this Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms and conditions thereof, with the balance of such Claim, if any, treated in accordance with the provisions of this Plan governing the Class applicable to such Claim. If an Insured Litigation Claim may be covered by an Insurance Policy that has a self- insured retention (an “SIR”), the Allowed amount of such Insured Litigation Claim that is within the applicable SIR shall constitute an Allowed General Unsecured Claim against the applicable Debtor’s Estate. Such SIR shall be considered satisfied pursuant to this Plan through allowance of such General Unsecured Claim solely in the amount of the applicable SIR; provided, however, that nothing herein obligates the Liquidating Trust to otherwise satisfy any SIR under any Insurance Policy. Any recovery on account of an Insured Litigation Claim, that may be payable, in full or in part, pursuant to the terms and conditions of one of the Debtors’ Insurance Policies in excess of the SIR shall be payable pursuant to the terms and conditions of the applicable Insurance Policy, if any. Except as otherwise agreed to by the holder of an Insured Litigation Claim, to the extent the amount of an Allowed Insured Litigation Claim exceeds the amount of available insurance coverage, if any, the amount of such Allowed Insured Litigation Claim in excess of such available insurance coverage shall constitute an Allowed General Unsecured Claim. Nothing in this Plan shall (1) be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an Insurance Policy, (2) alter or modify the terms and conditions of any Insurance Policy, or (3) be a determination that Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 97 of 134

22 any Insurance Policy is an Executory Contract or is capable of assumption or rejection. In no event shall the Debtors or the Liquidating Trust be required to pay any amounts within an SIR, including defense costs, other than though the allowance of a General Unsecured Claim up to the amount of the applicable SIR. Nothing herein relieves any Entity from the requirement to timely File a Proof of Claim by the applicable Bar Date. IV. MEANS OF IMPLEMENTING THE PLAN A. General Settlement of Claims and Controversies To the greatest extent permissible under the Bankruptcy Code and the Bankruptcy Rules, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and other controversies released, settled, compromised, satisfied, or otherwise resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and other controversies, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI hereof, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final. B. Post-Effective Date Transactions On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Liquidating Trust, as applicable, shall enter into and take any actions that may be necessary or appropriate to effectuate the Sale Transaction, the De Minimis Sale Transaction(s), or the Wind- Down of the Debtors, as applicable, including, but not limited to: (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan; (3) the commencement of litigation on any of the Retained Causes of Action; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (5) any and all other actions that the Debtors or the Liquidating Trust determine are necessary or appropriate to effectuate this Plan. 1. De Minimis Sale Transaction The Liquidating Trust shall liquidate, collect, and/or engage in a process for the sale of the Liquidating Trust Assets in accordance with the terms set forth in the De Minimis Procedures. 2. Wind-Down Following the Effective Date, the Liquidating Trust shall wind down the affairs and operations of the Debtors and their Estates in accordance with the terms of this Plan, including, but not limited to: (i) liquidating the Liquidating Trust Assets; (ii) prosecuting the Retained Causes Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 98 of 134

23 of Action; and (iii) making Plan Distributions to Holders of Allowed Claims in accordance with the terms of this Plan. 3. The Liquidating Trust i. Creation and Governance of the Liquidating Trust On the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall take all steps necessary to establish the Liquidating Trust in accordance with this Plan and the beneficial interests therein, which shall be for the benefit of the Liquidating Trust Beneficiaries. Additionally, on the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Liquidating Trust all rights, title, and interest in and to all of the Remaining Assets, and in accordance with section 1141 of the Bankruptcy Code, the Remaining Assets shall automatically vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, or interests subject only to the Liquidating Trust Interests and the Liquidating Trust Expenses, as provided for in the Liquidating Trust Agreement, and shall become Liquidating Trust Assets for all purposes. The Liquidating Trust, acting by and through the Liquidating Trustee, shall be the exclusive trustee of the Liquidating Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code section 1123(b)(3) regarding all Liquidating Trust Assets including, but not limited to, the Retained Causes of Action. The Liquidating Trust shall be governed by the Liquidating Trust Agreement and administered by the Liquidating Trustee. The powers, rights, and responsibilities of the Liquidating Trust and Liquidating Trustee shall be specified in the Liquidating Trust Agreement. The Liquidating Trust shall hold and distribute the Liquidating Trust Assets in accordance with the provisions of this Plan and the Liquidating Trust Agreement. Other rights and duties of the Liquidating Trust and the Liquidating Trust Beneficiaries shall be as set forth in the Liquidating Trust Agreement. After the Effective Date, none of the Debtors or their Estates shall have any interest in the Remaining Assets or the Liquidating Trust Assets. The Liquidating Trust, acting by and through the Liquidating Trustee, may exercise all power and authority that may be exercised by any officer, director or Holder of an Interest in the Debtors with like effect as if authorized, exercised and taken by unanimous consent of such officers, directors or Holders of Interests. ii. Purpose of the Liquidating Trust The Liquidating Trust shall be established as a liquidating trust in accordance with Treasury Regulation section 301.7701-4(d), for the purpose of pursuing or liquidating the Liquidating Trust Assets, reconciling and objecting to Claims, prosecuting Retained Causes of Action, and making Plan Distributions to holders of Allowed Claims, with no objective to continue or engage in the conduct of a trade or business. iii. Powers of the Liquidating Trust The Liquidating Trust, acting by and through the Liquidating Trustee, shall be deemed to be a judicial substitute for each of the Debtors as the party-in-interest in these Bankruptcy Cases solely with respect to the purposes of the Liquidating Trust set forth herein or in any judicial proceeding or appeal to which the Debtors are a party, consistent with section 1123(b)(3)(B) of Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 99 of 134

24 the Bankruptcy Code and the Delaware General Corporation Law, and is appointed as the representative of the Estates. The Liquidating Trust, acting by and through the Liquidating Trustee, may exercise all power and authority that may be exercised by any officer, director, or Holder of an Interest in the Debtors with like effect as if authorized, exercised, and taken by unanimous consent of such officers, directors, or Holders of Interests. iv. Employment, Indemnification, and Other Agreements The Liquidating Trust, acting by and through the Liquidating Trustee, may (but is not required to) enter into employment, indemnification and other agreements with individuals who may be required to assist the Liquidating Trust after the Effective Date. Such agreements, in addition to director and officer liability policies and other insurance policies, shall remain in place after the Effective Date until such time as the Liquidating Trust shall determine to either terminate or amend such agreements. v. Liquidating Trust Agreement Without Bankruptcy Court approval or further order except as otherwise provided therein, the Liquidating Trust Agreement generally will provide for, among other things: (a) the payment of Liquidating Trust Expenses; (b) the retention of counsel, accountants, financial advisors, or other professionals and the payment of their reasonable compensation; (c) the investment of Cash by the Liquidating Trust within certain limitations, including those specified in this Plan; (d) the orderly collection and liquidation of the Liquidating Trust Assets; (e) litigation of any Retained Causes of Action, which may include the pursuit, commencement, prosecution, settlement, release, waiver, abandonment, or dismissal of any such Retained Causes of Action; (f) the making of Plan Distributions under this Plan and under the Liquidating Trust Agreement to Holders of Allowed Claims; (g) the review, investigation, reconciliation, allowance, pursuit of objections to, estimation, and settlement of Claims; (h) the abandonment, in any commercially reasonable manner, of any Liquidating Trust Assets that, in the Liquidating Trustee’s reasonable judgment, cannot be sold in a commercially reasonable manner or that the Liquidating Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 100 of 134

25 Trustee believes in good faith has inconsequential value to the Liquidating Trust; and (i) reasonable and customary indemnification and limitation of liability provisions. vi. Liquidating Trust Assets The Liquidating Trust, acting by and through the Liquidating Trustee, shall have the exclusive right to commence, pursue, prosecute, enforce, abandon, waive, settle, compromise, release, or withdraw any and all Retained Causes of Action without any further order of the Bankruptcy Court, except as otherwise provided in this Plan, the Confirmation Order, or the Liquidating Trust Agreement. From and after the Effective Date, the Liquidating Trust, in accordance with section 1123(b)(3) of the Bankruptcy Code, shall serve as a representative of the Estates with respect to any and all Liquidating Trust Assets including, but not limited to, the Retained Causes of Action, and shall retain and possess the right to commence, pursue, prosecute, enforce, abandon, waive, settle, compromise, release, or withdraw, as appropriate, any and all Retained Causes of Action in any court or other tribunal, except as otherwise provided in this Plan, the Confirmation Order, or the Liquidating Trust Agreement. vii. Liquidating Trust Expenses From and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Liquidating Trust Expenses. The Liquidating Trust Expenses shall be payable solely from the Liquidating Trust Assets in accordance with this Plan and Liquidating Trust Agreement. The Liquidating Trust may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for Liquidating Trust Expenses. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidating Trust to determine reserves and amounts to be paid to Liquidating Trust Beneficiaries. viii. Liquidating Trust Professionals The Liquidating Trust may employ, without further order of the Bankruptcy Court, professionals (including those previously retained by the Committee) to assist in carrying out its duties hereunder and under the Liquidating Trust Agreement and may compensate and reimburse the reasonable expenses of these professionals without further order of the Bankruptcy Court from the Liquidating Trust Assets in accordance with this Plan and the Liquidating Trust Agreement. ix. Claims Reconciliation and Administration The Liquidating Trust may review, object to, reconcile, allow, prosecute, negotiate, estimate, settle or otherwise compromise any Claims in its sole discretion. x. Distributions to Holders of Allowed Claims The Liquidating Trust, in its discretion, may make Plan Distributions to Holders of Allowed Claims at any time following the Effective Date or use the Liquidating Trust Assets or Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 101 of 134

26 proceeds thereof, provided that such Plan Distributions or use is otherwise permitted under, and not inconsistent with, the terms of this Plan, the Liquidating Trust Agreement, and applicable law; provided, however, that the Liquidating Trust must pay or reserve for all present and future Liquidating Trust Expenses before any Plan Distribution may be made to Holders of Allowed Claims. xi. Distributions to Professionals After the Effective Date, the Liquidating Trust shall make Plan Distributions to Professionals for Allowed Professional Fee Claims from the Professional Fee Reserve Account. xii. Retained Causes of Action The Liquidating Trust may prosecute, negotiate, settle or otherwise compromise, or abandon any Retained Causes of Action in its sole discretion and without further order of the Bankruptcy Court, except as otherwise provided in this Plan, the Confirmation Order, or the Liquidating Trust Agreement. Except as otherwise expressly provided in this Plan or the Liquidating Trust Agreement, the Liquidating Trust may pursue any Retained Causes of Action by informal demand and/or by the commencement of litigation, but is not required to do so. For the avoidance of doubt, proceeds from such Retained Causes of Action are Liquidating Trust Assets. xiii. Preservation of Privilege and Defenses The actions taken by the Debtors or the Committee shall not be (or be deemed to be) a waiver of any privilege, including any attorney-client privilege or work-product privilege attaching to any document or communications (whether written or oral). Notwithstanding the Debtors or the Committee providing any privileged information to the Liquidating Trust, Liquidating Trustee, or any party or person associated with the Liquidating Trust, such privileged information shall be without waiver of any privilege of the Debtors or the Committee, including any attorney-client privilege or work-product privilege. The transfer to and vesting in the Liquidating Trust of the Liquidating Trust Assets on the Effective Date shall not effect a waiver of any privilege of the Debtors or the Committee, and upon such transfer, the Liquidating Trust, acting by and through the Liquidating Trustee, shall hold all rights with respect to such privileges, including the right to waive such privileges in its discretion. xiv. Execution of Documents The Debtors (or the Liquidating Trust on behalf of the Debtors) shall execute any and all documents and instruments necessary to effectuate the purposes of the Liquidating Trust set forth in this Article IV. xv. Limitation of Liability Neither the Liquidating Trust nor Liquidating Trustee, nor their firms, companies, affiliates, partners, officers, directors, members, employees, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 102 of 134

27 matter or thing done or suffered or omitted to be done under or in connection with this Plan, the Confirmation Order, or the Liquidating Trust Agreement, other than for specific actions or omissions resulting from its willful misconduct, gross negligence, or fraud found by a Final Order (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage, or expense suffered by the Liquidating Trust. The Liquidating Trustee shall enjoy all of the rights, powers, immunities, and privileges applicable to a chapter 7 trustee. The Liquidating Trust, acting by and through the Liquidating Trustee, may, in connection with the performance of its functions, in its sole and absolute discretion, consult with its attorneys, accountants, advisors, and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are in writing. Notwithstanding such authority, neither the Liquidating Trust nor the Liquidating Trustee shall be under any obligation to consult with any such attorneys, accountants, advisors, or agents, and any determination not to do so shall not result in the imposition of liability on the Liquidating Trust or the Liquidating Trustee unless such determination of liability is based on willful misconduct, gross negligence, or fraud. Persons dealing with the Liquidating Trust or Liquidating Trustee shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Liquidating Trust or Liquidating Trustee to such person in carrying out the terms of this Plan, the Confirmation Order, or the Liquidating Trust Agreement, and neither the Liquidating Trust nor the Liquidating Trustee shall have any personal obligation to satisfy such liability. xvi. Indemnification The Liquidating Trust shall indemnify the Liquidating Trust Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without fraud, gross negligence or willful misconduct on the part of the Liquidating Trust Indemnified Parties (which fraud, gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Liquidating Trust Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under this Plan, the Confirmation Order, or the Liquidating Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute fraud, gross negligence or willful misconduct. In addition, the Liquidating Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Liquidating Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of this Plan, if the Liquidating Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Liquidating Trust. To the extent the Liquidating Trust indemnifies and holds harmless any Liquidating Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidating Trust in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Liquidating Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Section shall be paid by the Liquidating Trust. This provision shall survive the termination of the Liquidating Trust Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 103 of 134

28 or Liquidating Trust Agreement, and the death, dissolution, liquidation, resignation, replacement, or removal of the Liquidating Trustee. xvii. Insurance The Liquidating Trust shall be required to obtain any reasonably necessary insurance coverage, at the Liquidating Trust’s sole expense, for itself, the Liquidating Trustee, and its respective agents, including coverage with respect to the liabilities, duties, and obligations of the Liquidating Trust, which insurance coverage may, at the sole option of the Liquidating Trust, be extended for a reasonable period after the termination of the Liquidating Trust or Liquidating Trust Agreement. xviii. United States Federal Income Tax Treatment of the Liquidating Trust For all United States federal income tax purposes, the parties shall treat the transfer of the Remaining Assets (other than those subject to the DOF Election described in Section IV.B.3) to the Liquidating Trust as: (a) a transfer of such Remaining Assets directly to the applicable Holders of Allowed Claims, followed by (b) the transfer by the Holders of such Allowed Claims to the Liquidating Trust of such Remaining Assets in exchange for the Liquidating Trust Interests. Accordingly, the applicable Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. xix. DOF Election The Liquidating Trust, acting by and through the Liquidating Trustee, may, in its sole discretion, determine the best way to report for United States tax purposes with respect to the Disputed Claims Reserve, if applicable, including, but not limited to, filing a tax election to treat the Disputed Claims Reserve as a disputed ownership fund (“DOF”) or other separate entity within the meaning of Treasury Regulation section 1.468B-9 for federal income tax purposes rather than to tax such reserve as a part of the Liquidating Trust (and, to the extent permitted by applicable law, report consistently with the foregoing for United States federal, state, and local income tax purposes) (the “DOF Election”). If a DOF Election is made, the Liquidating Trust shall comply with all federal and state tax reporting and tax compliance requirements of the DOF or other separate entity, including, but not limited to, the filing of a separate federal tax return for the DOF or other separate entity and the payment of federal and/or state income tax due. xx. Tax Reporting The Liquidating Trust, acting by and through the Liquidating Trustee, shall file any and all tax returns for the Liquidating Trust and the DOF (if a DOF Election is made), as applicable; provided, however, that the Liquidating Trustee shall have no personal liability for the signing or accuracy of the Liquidating Trust’s or the DOF’s tax returns (as applicable) or for any tax liability related thereto. The Liquidating Trust shall be responsible for payment, out of the Liquidating Trust Assets (other than those subject to the DOF Election described in Section IV.B.3), of any taxes imposed Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 104 of 134

29 on the Liquidating Trust, Liquidating Trust Assets (other than those subject to the DOF Election described in Section IV.B.3) or the DOF to the extent such payment is consistent with the Bankruptcy Code, this Plan, and any applicable order of the Bankruptcy Court including, but not limited to, any order establishing a Bar Date; provided, however, that any taxes imposed on the DOF (if any) or its assets will be paid out of the assets subject to the DOF Election and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash subject to the DOF Election is insufficient to pay the portion of any taxes attributable to taxable income arising from assets subject to the DOF Election, such assets (including those otherwise distributable) may be sold to pay such taxes. The Liquidating Trust shall file tax returns as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Liquidating Trust shall issue tax-related notices to the applicable Liquidating Trust Beneficiaries as the Liquidating Trust, acting by and through the Liquidating Trustee, determines are necessary or desirable. xxi. Cash Investments The Liquidating Trust may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments must be investments that are permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities. xxii. Dissolution of the Liquidating Trust The Liquidating Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as: (a) the Liquidating Trust, acting by and through the Liquidating Trustee, determines that the pursuit of additional Retained Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such Retained Causes of Action; (b) all objections to Disputed Claims are fully resolved; and (c) all Plan Distributions required to be made by the Liquidating Trust to the Liquidating Trust Beneficiaries under this Plan and the Liquidating Trust Agreement have been made, but in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the 6-month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six (6) months before the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation and distribution of, the Liquidating Trust Assets. Upon dissolution of the Liquidating Trust or at such earlier time as determined by the Liquidating Trust, acting by and through the Liquidating Trustee, in its sole discretion, any Liquidating Trust Assets that exceed the amounts required to be paid under this Plan may be transferred by the Liquidating Trust to a charitable organization selected by the Liquidating Trustee in his, her or its sole discretion. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 105 of 134

30 xxiii. Control Provisions To the extent there is any inconsistency between this Plan as it relates to the Liquidating Trust and the Liquidating Trust Agreement, the Liquidating Trust Agreement shall control. xxiv. Transfer Taxes Any transfer of the Remaining Assets or any portion(s) of the Remaining Assets pursuant to this Plan shall constitute a “transfer under a plan” within the purview of section 1146(a) of the Bankruptcy Code and shall not be subject to transfer, stamp, or similar taxes. xxv. Effective Date On the Effective Date, the Liquidating Trust shall have the rights and powers set forth in this Article IV in order to carry out and implement the purpose and intent of this Plan. xxvi. Records The Liquidating Trust shall be provided with originals or copies of or access to all documents and business records of the Debtors, as applicable, necessary for the disposition of Liquidating Trust Assets and objections to Disputed Claims. xxvii. Final Decree The Liquidating Trust shall be responsible for Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Cases. xxviii. Cooperation The directors and officers that constitute the Released Parties shall cooperate with reasonable requests by the Liquidating Trust, the Liquidating Trustee, and their professionals by, among other things, providing information and documentation reasonably available to such parties and requested by the Liquidating Trust in connection with the review and reconciliation of Claims and the prosecution of the Retained Causes of Action; provided that the Liquidating Trust shall bear and/or reimburse any costs associated with such cooperation. C. Sources of Consideration for Plan Distributions Subject to the provisions of this Plan concerning the Professional Fee Reserve Account, the Debtors or the Liquidating Trust (as applicable) shall fund Plan Distributions with Cash on hand, the proceeds from the Sale Transaction, the De Minimis Sale Transaction(s), and the collection, liquidation, prosecution or settlement of the Liquidating Trust Assets including, but not limited to, the Retained Causes of Action. D. Vesting of Liquidating Trust Assets in the Liquidating Trust Except as otherwise provided in this Plan or the Sale Order, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Remaining Assets, including all Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 106 of 134

31 claims, rights, Retained Causes of Action, Causes of Action, and any property acquired by the Debtors under or in connection with this Plan, shall automatically and irrevocably vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests, and shall become Liquidating Trust Assets for all purposes. Subject to the terms of this Plan, on or after the Effective Date, the Liquidating Trust may use, acquire, and dispose of the Liquidating Trust Assets, and may prosecute, compromise, or settle any Claims and Retained Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan, the Confirmation Order, or the Liquidating Trust Agreement. E. Retained Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Liquidating Trust’s rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Transferred Causes of Action and any Causes of Action against Released Parties and Exculpated Parties released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article IX hereof, which shall be deemed released and waived by the Debtors as of the Effective Date. For the avoidance of doubt, all Causes of Action shall be retained and preserved against the Debtors’ directors and officers that (1) were not employed by the Debtors and/or otherwise serving or providing services to the Debtors on or after the Petition Date or (2) were employed by the Debtors and/or otherwise serving or providing services to the Debtors on or after the Petition Date but did not agree to waive and/or disallow (withdrawal, if applicable, being sufficient) their filed or scheduled claims against the Debtors, if any, other than those claims that the Debtors paid under the Final Wage Order. No Entity (other than the Released Parties) may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Retained Cause of Action against it as any indication that the Liquidating Trust will not pursue any and all available Retained Causes of Action of the Debtors against it. F. Corporate Action On the Effective Date, the Debtors shall be dissolved for all purposes unless the Liquidating Trust determines that dissolution can have any adverse impact on the Liquidating Trust Assets; provided that neither the Debtors nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors; provided further that nothing in this Plan shall be construed as relieving the Debtors or the Liquidating Trust (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code. The Liquidating Trust shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a certificate of dissolution (or similar document) from the respective jurisdiction. Without limiting the foregoing, on the Effective Date, the Debtors shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 107 of 134

32 officers of the Debtors shall be deemed to have resigned and the employees of the Debtors terminated. From and after the Effective Date, the Liquidating Trust shall be authorized to act on behalf of the Estates, provided that the Liquidating Trust shall have no duties other than as expressly set forth in this Plan, the Confirmation Order, or the Liquidating Trust Agreement. G. Cancellation of Existing Securities and Agreements Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Liquidating Trust. The Holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan. H. Effectuating Documents; Further Transactions Upon entry of the Confirmation Order, the Debtors or the Liquidating Trust (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtors, the Liquidating Trust, all Holders of Claims receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. I. Exemption from Certain Transfer Taxes Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. J. Sale Order Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Order(s) or Sale Documents, each of which remains in full force and effect and governs in the event of any inconsistency with this Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 108 of 134

33 K. Authority to Act Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court. L. Separate Plans Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code. M. Claims Waiver The Claims of any of the Debtors’ directors and officers who are Released Parties, other than those Claims the Debtors paid under the Final Wage Order, shall be expunged, waived, and/or disallowed upon the Effective Date without further action by the Bankruptcy Court or the claimholders. The Notice and Claims Agent shall update the Claims Register in accordance with this Section IV.M following the Effective Date. For the avoidance of doubt, any director or officer who was employed by the Debtors and/or served or provided services to the Debtors on or after the Petition Date but who does not agree to such a waiver shall not be a Released Party. V. EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Rejection of Executory Contracts and Unexpired Leases On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court or the Plan Supplement, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date. For the avoidance of doubt, no Insurance Policy shall be deemed rejected pursuant to this Plan. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents or this Plan (including the Plan Supplement), and payment of any Cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 109 of 134

34 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases If the rejection of an Executory Contract or Unexpired Lease pursuant to this Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Bankruptcy Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, the Liquidating Trust, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Liquidating Trust within 30 days of the Effective Date. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under this Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under this Plan and the Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to this Plan and the Confirmation Order that are not timely Filed within 30 days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Liquidating Trust, or any of their respective assets and properties. C. Reservation of Rights Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease (including each Insurance Policy) is or is not an Executory Contract or Unexpired Lease or that the Debtors, the Liquidating Trust, or their respective affiliates has any liability thereunder. Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Liquidating Trust under any executory or non-executory contract or unexpired or expired lease. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Liquidating Trust, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. D. Obligations to the Debtors Under Executory Contracts and Unexpired Leases Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such Executory Contracts or Unexpired Leases. In particular, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations. The Debtors also expressly reserve any and all rights with respect to the applicability (or non-applicability) of any non-bankruptcy laws to the contrary. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 110 of 134

35 E. Insurance Policies Notwithstanding anything to the contrary in this Plan, the Plan Supplement, the Confirmation Order, any bar date order or notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, purports to limit or impact a setoff or recoupment right, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): 1. on and after the Effective Date, and except as explicitly provided in Sections III.I and V.E(1) and (2) hereof, the Chubb Insurance Policies shall continue unaltered and nothing shall modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses, if any, of the Chubb Companies or the Debtors under any of the Chubb Insurance Policies; 2. except as explicitly provided in Section III.I, to the extent that the Chubb Companies believe they have a Claim against the Debtors that becomes liquidated, due and owing (regardless of whether such Claim arises before or after the Effective Date and notwithstanding any release provisions in this Plan or the Confirmation Order) under the Chubb Insurance Policies, the Liquidating Trust and the Chubb Companies each reserve all rights with respect to any such Claim, including whether such Claim should be treated as an Administrative Claim or a General Unsecured Claim in accordance with this Plan and Confirmation Order. Expect as provided below in this paragraph, nothing shall require, the Chubb Companies to file a Proof of Claim or Administrative Claim. The Liquidating Trust shall provide the Chubb Companies’ counsel of record in the Chapter 11 Cases 21-days’ notice of its intention to make final distributions to Trust Beneficiaries and/or close the BowFlex Inc. Chapter 11 Case and the Chubb Companies shall advise counsel to the Liquidating Trust within fourteen (14) days thereof of any amounts the Chubb Companies assert are liquidated and due and owing by the Debtors pursuant to the Chubb Insurance Policies. The Liquidating Trust and the Chubb Companies shall work in good faith to resolve such Claim. To the extent the Liquidating Trust and the Chubb Companies cannot consensually resolve such Claim within the 14-day notice period, the Liquidating Trust shall give the Chubb Companies notice in writing sent via electronic mail to the Chubb Companies’ counsel of record in the Chapter 11 Cases that the Claim cannot be consensually resolved (the “Dispute Notice”). The Chubb Companies shall have seven (7) days from receipt of the Dispute Notice to file a motion, application or other appropriate pleading with the Bankruptcy Court requesting that the dispute regarding the Claim be resolved by the Bankruptcy Court. Nothing herein shall require the Liquidating Trust to establish any reserve on account of any Claims that may be asserted by the Chubb Companies pursuant to the Chubb Insurance Policies and the Chubb Companies understand and acknowledge that the GUC Trust Assets may be insufficient to satisfy, in accordance with this Plan, any Claims asserted by the Chubb Companies; 3. the Liquidating Trust shall use commercially reasonable efforts to cooperate with the Chubb Companies in providing the Chubb Companies information that the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 111 of 134

36 Liquidating Trust reasonably has access to related to any Insured Litigation Claims in accordance with the terms of the Chubb Insurance Policies, to the extent practicable, through the date that the Liquidating Trust is discharged of its duties in accordance with the terms of this Plan and the Liquidating Trust Agreement; provided, however, that to the extent such cooperation requires the Liquidating Trust to incur costs, the Chubb Companies shall be solely responsible for bearing such costs; provided further, however, that the Liquidating Trust must obtain the Chubb Companies’ written consent prior to incurring such costs, and if the Liquidating Trust anticipates incurring costs in any effort to cooperate with the Chubb Companies, pursuant to this paragraph, and the Liquidating Trust has advised the Chubb Companies of such costs in writing, the Liquidating Trust shall be under no duty to cooperate as described herein, unless and until the Chubb Companies agree in writing to such particular costs being incurred; 4. the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article IX, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against Insurers under applicable non-bankruptcy law to proceed with their claims; (ii) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (a) workers’ compensation claims, (b) claims where a claimant asserts a direct claim against an Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article IX to proceed with its claim, and (c) all costs in relation to each of the foregoing; and (iii) Insurers to take any other actions relating to the Insurance Policies (including effectuating a setoff or recoupment); and 5. for the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available pursuant to the terms and conditions of any such applicable D&O Liability Insurance Policy. Notwithstanding anything to the contrary herein, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies in effect or purchased as of the Effective Date for the full term of such D&O Liability Insurance Policies, regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, subject to the terms and conditions of any such applicable D&O Liability Insurance Policies. F. Employment Agreements Any employment agreement not assumed and assigned pursuant to the Sale Documents as part of the Sale Transaction or terminated or rejected prior to or on the Effective Date shall be rejected by the Liquidating Trust on the Effective Date of this Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 112 of 134

37 G. Modifications, Amendments, Supplements, Restatements, or Other Agreements Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease. H. Non-Occurrence of the Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. I. Employee Compensation and Benefits All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code. VI. DISTRIBUTIONS A. Distribution Record Date As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. Except as otherwise provided herein, the Disbursing Agent shall make Plan Distributions to Holders of Allowed Claims as of the Distribution Record Date (1) at the address set forth in the underlying Proof of Claim, if Filed, (2) at the address set forth on the Debtors’ Schedules, if no Proof of Claim is Filed, or (3) pursuant to a written change of address Filed with the Bankruptcy Court and delivered to the Liquidating Trust. B. Compliance with Tax Requirements Plan Distributions shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Plan Distributions shall be subject to any such withholding, payment, and reporting requirements. The Liquidating Trust shall be authorized to take any and all actions that Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 113 of 134

38 may be necessary or appropriate to comply with such withholding, payment, and reporting requirements, including requiring each Holder of an Allowed Claim to provide a completed Form W-9 (or, if applicable, Form W-8) as set forth in this Plan. Notwithstanding any other provision of this Plan: (1) each Holder of an Allowed Claim who is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by a governmental unit, including income, withholding, and other tax obligations on account of such Plan Distribution, and including, in the case of a Holder of a Disputed Claim that has become an Allowed Claim, any tax obligation that would be imposed on the Liquidating Trust Assets, the Liquidating Trust, or the Disputed Claims Reserve (as applicable), in connection with such Plan Distribution; and (2) no Plan Distribution shall be made to or on behalf of such Holder unless and until such Holder has made arrangements reasonably satisfactory to the Liquidating Trust for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed in connection with such Plan Distribution. The Liquidating Trust shall be authorized to require each Holder of a Claim to provide it with an executed Form W-9, Form W-8, or any other tax form, documentation or certification as may be requested by the Liquidating Trust as a condition precedent to being sent a Plan Distribution. If a Holder of an Allowed Claim does not provide the Trust with an executed Form W-9, Form W-8 or other requested tax form within ninety (90) days after the date of the initial request, the Liquidating Trust may, in its sole discretion: (1) make such Plan Distribution net of applicable withholding; (2) reserve such Plan Distribution, in which case (i) such Holder shall be deemed to have forfeited the right to receive any current, reserved or future Plan Distribution, (ii) any such Plan Distribution shall revert to the Liquidating Trust for all purposes, including but not limited to, for distribution to other Allowed Claims, and (iii) the Claim of the Holder originally entitled to such Plan Distribution shall be irrevocably waived and forever barred without further order of the Bankruptcy Court, all notwithstanding any federal, state or provincial escheat, unclaimed or abandoned property law to the contrary; or (3) establish any other mechanisms it believes are reasonable and appropriate. The Liquidating Trust reserves the right to allocate and distribute all Plan Distributions in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances. C. Date of Distribution Plan Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. D. Disbursing Agent Except as may be otherwise provided in the Sale Order, all Plan Distributions shall be made by the Disbursing Agent on and after the Effective Date and as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Debtors shall use commercially reasonable efforts to provide the Disbursing Agent Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 114 of 134

39 with the amounts of Claims and the identities and addresses of Holders of Claims, in each case, as set forth in the Debtors’ books and records. The Debtors and Liquidating Trust (as applicable) shall cooperate in good faith with the Disbursing Agent to comply with the reporting and withholding requirements outlined in this Plan. E. Rights and Powers of the Disbursing Agent The Disbursing Agent may: (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of this Plan; (2) make all Plan Distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. F. Surrender of Instruments As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Liquidating Trust or its designee. Any holder of such instrument or note that fails to: (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Liquidating Trust and furnish a bond in form, substance, and amount reasonably satisfactory to the Liquidating Trust within six (6) months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder. G. Delivery of Distributions and Undeliverable or Unclaimed Distributions Subject to applicable Bankruptcy Rules, all Plan Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or their designees. Any Plan Distributions returned to the Liquidating Trust as undeliverable or that are otherwise unclaimed (including, for the avoidance of doubt, checks that remain uncashed) shall remain in the possession of the Liquidating Trust until such time as a Plan Distribution becomes deliverable or claimed. The Liquidating Trust, acting by and through the Liquidating Trustee may, in its sole discretion, but shall have no obligation to, attempt to locate Holders of undeliverable or unclaimed Plan Distributions. In the case of Plan Distributions returned as undeliverable, no further Plan Distributions shall be made to such Holder unless such Holder notifies the Liquidating Trustee of its then-current address. Any Entity which fails to claim any Cash within ninety (90) days from the date upon which a Plan Distribution is first made to such Entity shall forfeit all rights to any Plan Distribution, and the Liquidating Trust shall be authorized to cancel any Plan Distribution that is not timely claimed. Pursuant to section 347(b) of the Bankruptcy Code, upon cancellation, such Cash (including interest thereon, if any) shall revert to the Liquidating Trust free of any restrictions under this Plan, the Bankruptcy Code or the Bankruptcy Rules. Upon cancellation: (1) the Claim of any Holder with respect to such funds shall be irrevocably waived and forever barred against the Debtors, the Estates and the Liquidating Trust, notwithstanding any federal, or state or provincial escheat, unclaimed or abandoned property laws to the contrary; and (2) such Plan Distribution shall revert to the Trust for all purposes, including, but not limited to, on account of other Allowed Claims. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 115 of 134

40 H. Manner of Payment Except as specifically provided herein, any Cash payment to be made under this Plan shall be made by check unless the Liquidating Trust agrees, in its sole discretion, to make payment by wire transfer or another alternative means. I. Foreign Currency Exchange Rate As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, on the Petition Date. J. Setoffs and Recoupments The Liquidating Trust, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than seven (7) calendar days’ notice to the applicable Holder of a Claim, or such lesser time period as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the Plan Distributions to be made on account of such Allowed Claim, any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidating Trust of any such claim the Debtors or their Estates may have against the Holder of such Claim. Notwithstanding anything to the contrary herein, but subject to the Bar Date Order (including the requirement that all Proofs of Claim state whether a Claim is subject to a right of setoff or recoupment) and the automatic stay, nothing shall modify the rights, if any, of any Holder of Allowed Claims or any current or former party to an Executory Contract or Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law with respect to undisputed amounts owing to or held by it, including: (1) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Leases with the Debtors or any successors to the Debtors under this Plan; (2) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; (3) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors or the Liquidating Trust, as applicable; or (4) assertion of rights of setoff and/or recoupment in connection with periodic reconciliations in accordance with the terms of assumed Unexpired Leases; provided, however, that nothing in this Section VI.J shall permit a party to assert a right of setoff or recoupment for Claims, Interests, Causes of Action, or liabilities that are released or exculpated under Sections IX.B or IX.C or that have been satisfied pursuant to the terms of this Plan. K. Minimum Distribution No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim, and the Liquidating Trust may cancel any such Distribution. Such undistributed amount may instead be used in accordance with this Plan. If Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 116 of 134

41 the Cash available for the final distribution is less than the cost to distribute such funds, the Liquidating Trust may donate such funds to the unaffiliated charity of its choice. L. Allocations Except as otherwise provided in this Plan or as otherwise required by law, Plan Distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any. M. Distributions Free and Clear Except as otherwise provided in this Plan, any distribution or transfer made under this Plan, including Plan Distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan. N. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors or the Liquidating Trust on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors or the Liquidating Trust, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Liquidating Trust without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors or the Liquidating Trust on account of such Claim, such Holder shall, within fourteen (14) calendar days of receipt thereof, repay or return the distribution to the Liquidating Trust, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. 2. Claims Payable by Third Parties No Plan Distributions shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ Insurers agrees to satisfy a Claim in full or in part (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ satisfaction, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 117 of 134

42 3. Applicability of Insurance Policies Except as otherwise provided in this Plan, payments to Holders of Claims covered by Insurance Policies shall be in accordance with the provisions of any applicable Insurance Policy. Notwithstanding anything to the contrary contained herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity, including the Liquidating Trust, may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers. O. No Post-Petition Interest on Claims Unless otherwise specifically provided for in the Financing Orders, this Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, post-petition interest shall not accrue or be paid on any Claim, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. VII. CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims After the Effective Date, the Liquidating Trust shall have and retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date. B. Claims Administration Responsibilities Except as otherwise specifically provided in this Plan, after the Effective Date, the Liquidating Trust shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. C. Estimation of Claims and Interests Before the Effective Date, the Debtors may, and on or after the Effective Date, the Liquidating Trust may (but neither are required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero U.S. dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 118 of 134

43 or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Plan (including for purposes of distributions), and the Debtors or the Liquidating Trust (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. D. Adjustment to Claims or Interests Without Objection Any Claim that has been paid, satisfied, or assumed by Purchaser(s) in the Sale Transaction(s), or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Liquidating Trust (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Time to File Objections to Claims Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Deadline (as such date may be extended by order of the Bankruptcy Court). F. Disallowance of Claims or Interests Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Liquidating Trust allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Liquidating Trust on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or final order. G. Disallowance of Late Claims Except as provided herein or otherwise agreed to by the Liquidating Trust, as applicable, any Holder of a Claim Filed via Proof of Claim after the applicable Bar Date shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order. H. Disputed Claims Process; No Distribution Pending Allowance All Claims held by Persons or Entities against whom or which the Debtor or Liquidating Trust, as applicable, has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to Article VII of this Plan shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Liquidating Trust from such Holder have been paid. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 119 of 134

44 The Liquidating Trust will withhold the Disputed Claims Reserve from the property to be distributed under this Plan to Holders of Allowed Claims and may request estimation for any Disputed Claim that is contingent or unliquidated. The Liquidating Trust will withhold the Disputed Claims Reserve based upon the amount of the Disputed Claim asserted by the respective Holder of such Disputed Claim or, if applicable, the estimated amount of each such Claim as determined by the Bankruptcy Court. If a Disputed Claim is estimated or allowed in an amount less than the amount being held in the Disputed Claims Reserve for such claim, the difference shall be released from the Disputed Claims Reserve. No payments or Plan Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled, withdrawn, or determined by a Final Order, and the Disputed Claim has become an Allowed Claim. I. No Distribution Pending Allowance Notwithstanding anything herein to the contrary, unless otherwise agreed to by the Liquidating Trust in its sole discretion, no Plan Distribution shall be made with respect to any Disputed Claim until such Claim becomes an Allowed Claim. J. Distributions After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Plan Distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan that govern the Class in which such Claim is classified or, if not classified, in accordance with the applicable section of Article II of this Plan. As soon as reasonably practicable after the date when the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the Plan Distribution to which such Holder is entitled, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim. K. Amendments to Claims Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Liquidating Trust, a Claim may not be Filed or amended, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court. VIII. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions to the Effective Date The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtors in writing: 1. the Bankruptcy Court shall have entered the Financing Orders, and the Financing Orders shall not have been vacated, stayed, or modified without the prior written Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 120 of 134

45 consent of the DIP Agent, and there shall be no default or event of default existing under the DIP Facility; 2. the Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to this Plan within the meaning of section 1125 of the Bankruptcy Code; 3. the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or otherwise modified; 4. the Professional Fee Reserve Account shall have been fully funded pursuant to the terms of this Plan; 5. the Liquidating Trustee shall have been appointed and accepted his, her, or its appointment, and the Liquidating Trust Agreement shall have been fully executed; 6. all requisite filings with governmental authorities and third parties shall have been effective, and all such governmental authorities and third parties shall have approved or consented to the Wind-Down, to the extent required; 7. all documents contemplated hereby to be executed and delivered on or before the Effective Date shall have been executed and delivered; and 8. all statutory fees and obligations then due and payable to the U.S. Trustee shall have been paid in full. B. Substantial Consummation On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code. C. Waiver of Conditions Unless otherwise specifically provided for in this Plan, the conditions set forth in Section VIII.A may be waived, in whole or in part, in writing by the Debtors with the consent of the Committee, without notice to any other parties in interest or the Bankruptcy Court and without a hearing. D. Consequences of Non-Occurrence of the Effective Date If the Effective Date does not timely occur, the Debtors reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated and that this Plan be null and void in all respects. If the Bankruptcy Court shall have entered an order vacating the Confirmation Order, the time within which the Debtors may assume and assign or reject all Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 121 of 134

46 rejected, shall be extended for a period of 30 days after the date the Confirmation Order is vacated, without prejudice to further extensions. IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Debtors’ Releases Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be released and discharged by the Debtors and their Estates, and, if applicable, the Liquidating Trust, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors and their Estates, and, if applicable, the Liquidating Trust, from any and all Claims and Causes of Action, including any and all direct and derivative Claims asserted on behalf of the Debtors and their Estates, and, if applicable, the Liquidating Trust, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors or their Estates, and, if applicable, the Liquidating Trust, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or their Estates, and, if applicable, the Liquidating Trust, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Loan Documents, this Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the DIP Loan Documents, this Plan, the Plan Supplement, and the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of this Plan, including the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 122 of 134

47 not release any post-Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan or any Claim or obligation arising under this Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or their Estates, or, if applicable, the Liquidating Trust, or Claims that could be asserted by the Debtors or their Estates, or, if applicable, the Liquidating Trust, under applicable law. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ Releases, which includes by reference each of the related provisions and definitions contained in this Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtors’ Releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating any transaction undertaken in connection with these Chapter 11 Cases and implementing this Plan; (2) a good faith settlement and compromise of the Claims released by the Debtors’ Releases; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Debtors’ Estates, or, if applicable, the Liquidating Trust, asserting any Claim or Cause of Action released pursuant to the Debtors’ Releases. B. Third-Party Releases Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors or the Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Loan Documents, this Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the DIP Loan Documents, this Plan, the Plan Supplement, the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 123 of 134

48 implementation of this Plan, including the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date; provided, that the foregoing shall not apply to any Causes of Action that constitutes actual fraud, willful misconduct, or gross negligence as determined by a Final Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (1) any post Effective Date obligations of any party or Entity under this Plan, (2) the Confirmation Order, or (3) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan or any Claim or obligation arising under this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third-Party Releases, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases are: (1) consensual; (2) essential to the confirmation of this Plan; (3) given in exchange for good and valuable consideration provided by the Released Parties; (4) a good faith settlement and compromise of the Claims released by the Third- Party Releases; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Releases. C. Exculpations Except as otherwise specifically provided in this Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, this Plan, the DIP Loan Documents, the Sale Transaction, or any aspect of any transaction undertaken in connection with these Chapter 11 Cases, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Exculpated Party on this Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or this Plan, the DIP Loan Documents, the Sale Transaction, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of this Plan, or the distribution of property under this Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 124 of 134

49 D. Injunction Except as otherwise provided in this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) have been released or are subject to exculpation pursuant to the terms of this Plan; (2) have been released pursuant to this Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transaction; (4) are subject to exculpation pursuant to this Plan; or (5) are otherwise satisfied, stayed, released, or terminated pursuant to the terms of this Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities against any of the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any released or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Liquidating Trust, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released pursuant to this Plan. Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtors, the Liquidating Trust, and their respective affiliates, employees, advisors, officers and directors, or agents. E. Release of Liens Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 125 of 134

50 Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns. If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Liquidating Trust that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trust shall be entitled to make any such filings or recordings on such Holder’s behalf. F. No Discharge Because the Debtors are liquidating, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests. G. Gatekeeper Provision No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Liquidating Trust, the Exculpated Parties, or the Released Parties, and, in each case, each of their Related Parties, without first (1) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Liquidating Trust, Exculpated Party, or Released Party and is not a Claim that the Debtors released under this Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor, Liquidating Trust, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action; provided, however, that nothing in this Section IX.G requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law. X. RETENTION OF JURISDICTION On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes: 1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 126 of 134

51 resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests. 2. Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution. 3. Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan. 4. Resolve any matters related to: (i) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure amount arising therefrom; and/or (ii) any dispute regarding whether a contract or lease, including an Insurance Policy, is or was executory or expired. 5. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date. 6. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code. 7. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters. 8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan or the Disclosure Statement. 9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan. 10. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of this Plan. 11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 127 of 134

52 12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated. 13. Determine any other matters that may arise in connection with or related to the DIP Loan Documents, the Sale Documents, the Disclosure Statement, this Plan, and the Confirmation Order. 14. Ensure that Plan Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan. 15. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Plan Distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid. 16. Adjudicate any and all disputes arising from or relating to Plan Distributions and/or the property to be distributed under this Plan. 17. Consider any modifications of this Plan, to Cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order. 18. Hear and finally determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, or the Liquidating Trust Agreement. 19. Hear and finally determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code. 20. Recover all assets of the Debtors and property of the Debtors’ Estates, wherever located. 21. Hear and finally determine any Causes of Action that may be brought by the Liquidating Trust. 22. Hear and finally determine any other rights, claims, or Causes of Action held by or accruing to the Debtors or the Liquidating Trust pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory. 23. Enter an order or final decree concluding or closing the Chapter 11 Cases. 24. Enforce all orders previously entered by the Bankruptcy Court. 25. Hear and finally determine any other matter over which the Bankruptcy Court has jurisdiction. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 128 of 134

53 XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendment At any time prior to the Confirmation Hearing, and in consultation with the Committee, this Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, with the consent of the Committee, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan so long as such modifications do not adversely affect the interests of Holders of Claims or Interests, and any Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented. From and after the Effective Date and prior to substantial consummation, the Liquidating Trust may seek non-material modifications to this Plan. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan Subject to the terms of the DIP Credit Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (3) nothing contained in this Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by any Debtor or any other Person. XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Liquidating Trust, the Holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 129 of 134

54 B. Reservation of Rights This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtors with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date. C. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity. D. Determination of Tax Liabilities As of the Effective Date, the Liquidating Trust (to the extent not the responsibility of the Purchaser(s)) will be responsible for preparing and filing any tax forms or returns on behalf of the Debtors’ Estates; provided, that the Liquidating Trust shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtors (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtors and the Liquidating Trust shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtors’ Estates for any tax incurred during the administration of these Chapter 11 Cases. E. Dissolution of the Committee On the Effective Date, any duly appointed Committee, to the extent then in existence, will be deemed dissolved and cease to exist. The members of such Committee, as applicable, will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases. The dissolution of the Committee as provided herein shall not prevent any Professional from filing a Professional Fee Claim for service provided to the Committee prior to the Effective Date. F. Term of Injunctions or Stays Except as otherwise provided in this Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under this Plan: (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (i) the date that the Chapter 11 Cases are closed pursuant to a final order of the Bankruptcy Court, or (ii) the date that the Chapter 11 Cases are Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 130 of 134

55 dismissed pursuant to a final order of the Bankruptcy Court. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect indefinitely. G. Entire Agreement On the Effective Date, this Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan. H. Plan Supplement All exhibits and documents included in the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. Copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel or the Liquidating Trust’s counsel (as applicable) at the address below or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website. All documents in the Plan Supplement are considered an integral part of this Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order. I. Non-Severability of Plan Provisions If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors or the Liquidating Trust (as applicable); and (3) non-severable and mutually dependent. J. Confirmation Order and Plan Control To the extent the Confirmation Order is inconsistent with this Plan, the Confirmation Order (and any other orders of the Bankruptcy Court) controls over this Plan. K. Notices In order for all notices, requests, and demands to or upon the Debtors and the Liquidating Trust, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties: Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 131 of 134

56 Debtors Counsel to the Debtors BowFlex Inc. 2114 Main Street, Suite 100-341 Vancouver, Washington 98660 Attn: Legal Department Sidley Austin LLP Matthew A. Clemente Ian C. Ferrell One South Dearborn Chicago, Illinois 60603 Email: mclemente@sidley.com Email: iferrell@sidley.com Maegan Quejada 1000 Louisiana Street, Suite 5900 Houston, Texas 77002 Email: mquejada@sidley.com Michael A. Sabino 787 Seventh Avenue New York, New York 10019 Email: msabino@sidley.com and Fox Rothschild LLP Joseph J. DiPasquale, Esq. Mark E. Hall, Esq. Michael R. Herz, Esq. 49 Market Street Morristown, New Jersey 07960 Email: jdipasquale@foxrothschild.com Email: mhall@foxrothschild.com Email: mherz@foxrothschild.com Liquidating Trust Counsel to the Liquidating Trust To be included in the Plan Supplement. To be included in the Plan Supplement. After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trust is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests. L. No Admissions or Waivers The information and statements contained in this Plan will neither (a) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of this Plan on the Debtors, Holders of Allowed Claims or Interests, or any other parties in interest. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 132 of 134

57 M. Closing of the Chapter 11 Cases After the full administration of the Chapter 11 Cases, the Liquidating Trust shall promptly File a motion with the Bankruptcy Court along with all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. XIII. RECOMMENDATION AND CONCLUSION For all of the reasons set forth in this Plan, the Debtors believe that the confirmation and consummation of this Plan is preferable to all other alternatives. Consequently, the Debtors urge all Holders of Claims and Interests entitled to vote on this Plan vote to accept this Plan and to evidence their acceptance by duly completing and returning their ballots so that they will be received on or before the Voting Deadline. [Signature page follows.] Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 133 of 134

Signature page to Joint Plan of Liquidation Dated: August 18, 2024 Respectfully submitted, /s/ Robert D. Hoge__________________________ By: Robert D. Hoge General Counsel and Chief Wind-Down Officer BowFlex Inc. Case 24-12364-ABA Doc 614 Filed 08/19/24 Entered 08/19/24 14:14:13 Desc Main Document Page 134 of 134